                                   OCEAN VIEW PLAZA






                                 A Shopping Center by

                                      LANDGRANT









                                         WITH



                          CINEMA STAR LUXURY THEATERS, INC.,
                               a California corporation

                               dba CINEMA STAR THEATERS

                                  TABLE OF CONTENTS

ARTICLE                                                                         PAGE
-------                                                                         ----

1    Fundamental Lease Provisions. . . . . . . . . . . . . . . . . . . . . . . .

2    Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

3    Term of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4    Rental. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

5    Definition of "Net Sales" . . . . . . . . . . . . . . . . . . . . . . . . .

6    Possession and Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

7    Taxes, Insurance and Title of Premises. . . . . . . . . . . . . . . . . . .

8    Common Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

9    Mechanics' Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

10   Tenant's Right to Make Improvements, Property, and Fixtures . . . . . . . .

11   Repairs, Maintenance. . . . . . . . . . . . . . . . . . . . . . . . . . . .

12   Indemnity and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .

13   Occupancy Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . .

14   Defaults by Tenant; Remedies. . . . . . . . . . . . . . . . . . . . . . . .

15   Defaults by Landlord; Remedies. . . . . . . . . . . . . . . . . . . . . . .

16   Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

17   Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

18   Reconstruction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

19   Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

20   Sale or Mortgage by Landlord. . . . . . . . . . . . . . . . . . . . . . . .

21   Subordination; Attornment . . . . . . . . . . . . . . . . . . . . . . . . .

22   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

23   Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

24   Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . .

25   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

26   General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

27   Conditions to Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                    EXHIBITS

Site Plan of the Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . A

Description of the Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . B

Construction of Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . C

Tenant's Estoppel Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . D

Subordination Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . E

Confirmation of Term of Lease. . . . . . . . . . . . . . . . . . . . . . . . . . F

                                   LEASE AGREEMENT


     This Lease Agreement ("Lease"), effective as of April 15, 1998 ("Effective Date"), is executed by and between the Landlord and Tenant identified below.

     IN CONSIDERATION OF THE RENTS AND COVENANTS hereinafter set forth, the Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon the following terms and conditions:


                                      ARTICLE 1
                             FUNDAMENTAL LEASE PROVISIONS


1.1  PARTIES

     LANDLORD: The Landlord of the Premises is LANDGRANT CORPORATION, a California corporation. All required notices and other communications shall be sent to: LandGrant Corporation, 12625 High Bluff Drive, Suite 212, San Diego, California 92130. Telephone Number (619) 481-0094.

     TENANT: The Tenant of the Premises is Cinema Star Luxury Theaters, Inc., a California corporation.

Tenant shall open for business under the trade name "Cinema Star Theaters," and shall thereafter have the right to use any trade name under which Tenant is doing business from time to time.

All required notices and other communications shall be sent to:   Cinema Star
Luxury Theaters, Inc., Attn: Jim Villanueva, 431 College Boulevard, Oceanside, California 92057.

Telephone Number: (760) 630-2011

1.2  PREMISES

     The Premises made subject to this Lease shall be the tenant building of approximately 50,000 square feet (but not less than 45,000 square feet) to be constructed as a part of Landlord's Work in accordance with Exhibit C hereto ("Building" or "Building Improvements") and the parcel on which the Building will be located as said parcel shall be agreed between Landlord as described in
Section 2.1 hereof ("Tenant Parcel"). The Premises are located on the northwest corner of Mission Avenue and Canyon Drive in Ocean View Plaza, Oceanside, California ("Shopping Center").

1.3  TERM

     LEASE TERM:         Twenty-five (25) Years

     COMMENCEMENT DATE:  See Section 3.1

     RENT START DATE:    See Section 4.1

     OTHER:              Five (5) five (5) year Options to Extend [see Addendum]

1.4  RENT

     MINIMUM ANNUAL RENTAL: The Minimum Annual Rental is Nine Hundred Thousand Dollars ($900,000.00), which is computed as $18.00 per square foot of Floor Area of the Building Improvements. Minimum Annual Rental is payable as stated in
Section 4.1.

     COST OF LIVING ADJUSTMENTS:   Adjusted periodically during the Lease Term
on the anniversary of the Commencement Date as follows:

    Years  2 thru  5     $1,000,000.00  ($20.00 per square foot of Building)
    Years  6 thru 10     $1,100,000.00  ($22.00 per square foot of Building)
    Years 11 thru 15     $1,210,000.00  ($24.20 per square foot of Building)
    Years 16 thru 20     $1,331,000.00  ($26.62 per square foot of Building)
    Years 21 thru 25     $1,464,100.00  ($29.28 per square foot of Building)

       Notwithstanding anything to the contrary contained in this Lease, Tenant's obligation to pay Minimum Annual Rental hereunder shall be abated for one (1) full month following the Rent Start Date. It is expressly understood that Tenant shall pay all other charges under this Lease during said one (1) month period, and that Tenant shall be obligated to commence payment of Minimum Annual Rental in full beginning on the first day following such one (1) month period.

     PERCENTAGE RENTAL: Tenant shall pay as Percentage Rental nine percent (9%) of its "Net Sales" above Twelve Million Dollars ($12,000,000.00) per year, all as more specifically described in Section 4.3 hereof.

     ADDITIONAL RENTAL: Any and all sums of money or charges required to be paid by Tenant pursuant to the provisions of this Lease shall be paid as "Additional Rent".

1.5  SECURITY DEPOSIT AND FIRST MONTH'S MINIMUM ANNUAL RENTAL

     Tenant shall pay a Security Deposit of Seventy Five Thousand Dollars ($75,000.00) upon execution of the Lease, Said amount shall be held in an interest bearing account, and shall, absent default by Tenant, be applied against the payment of Minimum Annual Rental due on the thirty-seventh (37th) month following the Rent Start Date, all as more particularly described in
Section 4.7 hereof.

1.6  USE OF PREMISES

     Tenant shall initially open for business as a Cinema Star Theater exhibiting commercial motion pictures and selling items typically found in Cinema Star Theaters in California, and shall thereafter use the Premises for any legal commercial use not in violation of zoning or other governmental laws, rules and regulations, or the CC&R's (as defined in Section 7.1 hereof), and not be in violation of any then-existing agreements between Landlord and any other tenants or owners in the Shopping Center ("Permitted Use"). Tenant shall have the non-exclusive right to use the Tenant Parcel for parking for customers of Tenant's business in the Building. Tenant shall use the Premises for no other use or purpose. Tenant shall also have the non-exclusive right to use the remainder of the Shopping Center for parking by its customers and employees, and other tenants/owners of the Shopping Center shall have a non-exclusive right to use the Tenant Parcel all as more particularly described in the Declaration defined in Section 7.1 hereof.

1.7 EXHIBITS TO LEASE. The following drawings and special provisions are attached hereto as exhibits and made a part of this Lease:

     EXHIBIT A - General site plan of the Shopping Center which Landlord and others intend to construct or cause to be constructed on real property located in the City of Oceanside, County of San Diego and State of California. Said site plan shows, among other things, the principal improvements of which the Shopping Center will be composed, subject to the provisions of Section 8.7 hereof.

     EXHIBIT B - Description of the Premises.

     EXHIBIT C - Construction of Improvements.

     EXHIBIT D - Tenant's Estoppel Certificate

     EXHIBIT E - Subordination Agreement

     EXHIBIT F - Confirmation of Term of Lease

1.8 CONSTRUCTION OF LEASE PROVISIONS. The foregoing provisions of this Article 1 summarize for convenience only certain key terms of the Lease delineated more fully in the Articles and Sections referenced therein. In the event of a conflict between the provisions of this Article 1 and the balance of the Lease, the latter shall control.


                                      ARTICLE 2
                                       PREMISES

2.1 DEMISE AND DESCRIPTION. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, at the rental and upon the covenants and conditions hereinafter set forth, the commercial space referred to herein as the "Premises" in Article 1 hereto. Landlord and Tenant shall agree on the size and configuration of the Tenant Parcel which shall be approximately 315,000 square feet, and Landlord shall have the agreed-upon Tenant Parcel segregated as a separate tax lot as more particularly provided in Section 7.2 hereof. The Building shall be constructed in accordance with Exhibit C, and shall be subject to measurement upon completion as provided in Section 4.1 hereof.

2.2 FLOOR AREA. The term "Floor Area" as used throughout this Lease shall mean and include the square footage of all areas for exclusive use and occupancy by any tenant of Landlord or other Owner in the Shopping Center, measured from the exterior surface of building walls and extensions thereof, in the case of the perimeter of the Premises, and from the center line of demising partitions between the Premises and those adjacent tenants. In addition, if Tenant is operating a restaurant or other food service facility and utilizing outdoor seating areas, "Floor Area" shall include the square footage of such outdoor seating area. The Floor Area shall include, without limitation, restrooms, mezzanines, warehousing or storage areas, clerical or office areas and any employee areas.

                                      ARTICLE 3
                                    TERM OF LEASE


3.1 DEFINITIONS. This Lease shall be effective as of the "Effective Date" which is defined as the earlier of the date Landlord and Tenant execute the Lease or the date Tenant enters onto the Premises with Landlord's consent. The term of this Lease ("Lease Term") shall commence on the "Commencement Date" defined herein and shall continue thereafter for the period specified in Article 1, unless sooner terminated as hereinafter provided in this Lease. The "Commencement Date" means the first day of the month following the earlier of (a) ninety (90) days after Landlord delivers to Tenant the Notice of Substantial Completion described in Section 3.2 or (b) the date Tenant opens for business, unless otherwise stipulated in Exhibit F. Notwithstanding the foregoing, the ninety (90) day period referenced in clause
(a) hereof shall be extended one day for each day after Landlord's delivery to Tenant of the Notice of Substantial Completion that the completion of Tenant's Work is delayed as a result of a breach by Landlord of its obligations hereunder, or an event described in Section 26.5 hereof, provided, however, that the Commencement Date shall not be extended as aforesaid until Landlord has received written notice from Tenant describing the delay. Except as otherwise specifically stated in this Lease or in any subsequent amendments hereto, the terms and conditions of this Lease shall remain in effect during any extension, renewal or holdover of the original Lease Term.

3.2 DELIVERY AND ACCEPTANCE OF THE PREMISES. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises forthwith upon delivery by Landlord to Tenant of the Notice of Substantial
Completion defined in paragraph 1g of Exhibit C.   Notification by Landlord's
architect ("Project Architect") of the substantial completion of the Premises in accordance with said Exhibit C shall be conclusive and binding upon the parties hereto. Tenant shall commence the construction of Tenant's Work as described in Exhibit C promptly upon substantial completion of the Premises and shall diligently prosecute such construction to completion and shall open the Premises for business concurrently with the date specified for commencement of Minimum Annual Rental.

     Landlord intends to commence construction of Landlord's Work in accordance with the Construction Schedule attached hereto as Schedule 2 to Exhibit C ("Construction Schedule") and covenants and agrees to diligently and in good faith pursue the completion of Landlord's Work on or before the date reflected on said schedule. "Commence construction" for purposes hereof shall mean that Landlord has begun grading of the Premises, and is reflect on the Construction Schedule as "Mobilize and Start Construction." In the event Landlord has not commenced construction on or before July 1, 1999, Tenant shall have the right, but not the obligation, upon written notice to Landlord, to begin and complete construction of Landlord's Work, and in such event Landlord shall reimburse Tenant for the reasonable Construction Cost (as defined in Exhibit C) incurred by Tenant for such work in an amount not to exceed Landlord's Construction Contribution defined in Exhibit C hereto, with interest thereon from the date Tenant has commenced construction until the date of payment. Tenant's right to begin construction as provided hereinabove shall be delayed one day for every day Landlord is delayed from commencing construction as a result of an occurrence described in Section 26.5 hereof, or that Landlord is delayed in such commencement by Tenant's acts or failures to act.

     Landlord intends to deliver the Notice of Substantial Completion in accordance with the Construction Schedule. However, in the event Landlord has not delivered the Notice of Substantial Completion to Tenant on or before November 15, 1999, Tenant shall have the right, but not the obligation, to take over and complete construction of Landlord's Work, and in such event Landlord shall reimburse Tenant for the reasonable Construction Cost incurred by Tenant for such work in an amount not to exceed the difference between (i) the Landlord Construction Contribution with interest thereon from the date Tenant commences completion of Landlord's Work until the date of payment, at the interest rate specified in Section 14.7 hereof, and (ii) the amount of Construction Costs incurred by Landlord prior to the date Tenant commenced construction pursuant hereto. Tenant's right to begin construction as provided hereinabove shall be delayed one day for every day Landlord is delayed from commencing construction as a result of an occurrence described in Section 26.5 hereof, or that Landlord is delayed in such commencement by Tenant's acts or failures to act..

3.3 CONFIRMATION OF FLOOR AREA AND OF TERM OF LEASE AND CERTIFICATE OF OCCUPANCY. Tenant will execute and deliver to Landlord within ten (10) days after Tenant opens for business a certificate substantially in the form of Exhibit F (the "Confirmation of Term of Lease"), indicating thereon any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver the Confirmation of Term of Lease shall constitute an acceptance of the Premises and an acknowledgment by Tenant that the statements included in Exhibit F are true and correct, without exception. Within the earlier of ten
(10) days after completion of construction of Tenant's Work, as described in Exhibit C, or ten (10) days after Tenant's opening for business, Tenant shall deliver to Landlord the Certificate of Occupancy for the Premises issued by the appropriate governmental agency.

3.4 OPTION TO EXTEND TERM. Landlord hereby grants to Tenant the option to extend the term of the Lease for five (5) additional periods of five (5) years each ("Option Terms"), subject to the following conditions:

     (a) METHOD OF EXERCISE OF OPTION. Tenant shall exercise each option by delivering to Landlord written notice of its intent to exercise the applicable option not earlier than six (6) months, and not later than four (4) months, prior to commencement of the applicable Option Term. Tenant shall have no right to exercise its option during any time when Tenant is in default under the Lease.

     (b) COMMENCEMENT OF OPTION TERM. If the option is exercised pursuant to subparagraph a hereof, the Option Term shall commence upon the expiration of the preceding term, whether it be the initial term or an Option Term.

     (c) MINIMUM ANNUAL RENTAL. Minimum Annual Rental during each Option Term shall be as follows:

          Option Years 26 thru 30  $1,610,500.00  ($32.21 per square foot of Building)
          Option Years 31 thru 35  $1,771,500.00  ($35.43 per square foot of Building)
          Option Years 36 thru 40  $1,948,500.00  ($38.97 per square foot of Building)
          Option Years 41 thru 45  $2,143,500.00  ($42.87 per square foot of Building)
          Option Years 46 thru 50  $2,358,000.00  ($47.16 per square foot of Building)

     (d) NO LANDLORD'S WORK. In the event Tenant exercises the option, Tenant agrees to take the Premises in an "as is" condition with no obligation on the part of the Landlord to undertake any work with regard to the Premises.

     (e) NO ASSIGNMENT. The option granted herein shall be personal to the original Tenant, may be exercised only by the original Tenant while it is occupying the Premises, and may not be exercised by or assigned to any party (including, but not limited to, any sublessee or lender) except to a transferee otherwise permitted or approved by Landlord pursuant to Article 13 hereof.

     (f) FAILURE TO TIMELY EXERCISE. Tenant's failure to timely exercise the option for any Option Term shall nullify the option for all subsequent Option Terms.

     (g) GENERAL. All terms and conditions of the Lease shall remain in full force and effect during any Option Term, except that the provisions of this
Section 3.4 shall control over any inconsistent provisions of the Lease.

3.5 SURRENDER OF THE PREMISES. Tenant will surrender possession of the Premises to Landlord at the expiration of the Lease Term or the earlier termination of this Lease.


                                      ARTICLE 4
                                        RENTAL

4.1 MINIMUM ANNUAL RENTAL. Tenant agrees to pay as rental for the use and occupancy of the Premises the Minimum Annual Rental specified in Article 1; although the Minimum Annual Rental is based on the Floor Area of the Building, it shall be the total Minimum Annual Rental due for both the Building and Tenant's Parcel. Minimum Annual Rental shall be calculated by multiplying the Minimum Annual Rental per square foot listed in Sections 1.4 and 3.4(c) hereof times the square feet of the Floor Area determined as provided in paragraph 9 of Exhibit C hereto.

     Tenant shall pay Minimum Annual Rental in twelve (12) equal monthly installments during each year, in advance, on the first day of each calendar month, without setoff, deduction, prior notice or demand, commencing on a date ("Rent Start Date") which shall be the earlier of (a) ninety (90) days after Landlord delivers to Tenant the Notice of Substantial Completion described in
Section 3.2 or (b) the date Tenant opens for business, unless a different date is specified in Article 1 or Exhibit F. Notwithstanding the foregoing, the ninety (90) day period referenced in clause (a) hereof shall be extended one day for each day after Landlord's delivery to Tenant of the Notice of Substantial Completion that the completion of Tenant's Work is delayed as a result of a breach by Landlord of its obligations hereunder, or an event described in
Section 26.5 hereof, provided, however, that the Rent Start Date shall not be extended as aforesaid until Landlord has received written notice from Tenant describing the delay. In the event Landlord and Tenant have not agreed or settled upon the actual measurement of the Floor Area of the Building as of the Rent Start Date, then until such time as the actual Floor Area has been determined, Tenant shall pay Minimum Annual Rental in the amounts set forth in
Section 1.4, and if the Floor Area is determined at such later date to be greater than the Floor Area specified in Section 1.2, Tenant shall pay the additional amount due within thirty (30) days following the date of determination, and if the Floor Area is determined to be less than the Floor Area specified in Section 1.2, Landlord shall credit the amount of such overpayment against Tenant's account hereunder. Should the rental period commence on a day other than the first day of a calendar month, then the rental for such first fractional month shall be computed on a daily basis for the period from the date of commencement to the end of such calendar month and at an amount equal to one three-hundred sixtieth (1/360th) of the said annual rental for each such day, and thereafter shall be computed and paid as aforesaid.

4.2  [Intentionally Deleted.]

4.3  PERCENTAGE RENTAL.   In addition to the Minimum Annual Rental and other
sums hereinabove specified, Tenant shall pay as Percentage Rental the product of the percentage set forth in Section 1.4 multiplied by the amount by which Tenant's Net Sales (as the term "Net Sales" is defined in Section 4.8) made from or upon the Premises during each calendar year exceeds Twelve Million Dollars ($12,000,000.00) (hereinafter "Breakpoint") for such calendar year (hereinafter "Percentage Rental"). Said Percentage Rental shall be computed each calendar quarter and, on or before the twentieth (20th) day of the calendar month immediately following the close of each calendar quarter, Tenant shall pay to Landlord the product of the percentage set forth in Section 1.4 multiplied by the amount by which Tenant's Net Sales made during such calendar quarter exceeds Three Million Dollars ($3,000,000.00)
[Breakpoint DIVIDED BY 4]. Notwithstanding the foregoing, in the event at any time during the original Lease Term or any Option Term then in effect, Tenant is entitled to a full or partial abatement of Minimum Annual Rental pursuant to any provisions of this Lease, then the dollar amount of the Breakpoint shall be reduced in the same proportion that Minimum Annual Rental is so abated.

On or before February 1 of each calendar year Tenant shall deliver to Landlord a statement certified by Tenant as accurate indicating the total Net Sales of Tenant during said calendar year and the amounts paid to Landlord as Percentage Rental; and thereupon an adjustment shall be made with respect to said rental as follows: If Tenant shall have paid to Landlord an amount greater than Tenant is required to pay as Percentage Rental for such calendar year under the terms hereof, Tenant shall be entitled to a credit against Tenant's next payment of Percentage Rental for the amount of such overpayment; or, if Tenant shall have paid an amount less than the Percentage Rental required to be paid hereunder, then Tenant shall pay such difference to Landlord concurrently with Tenant's delivery of the annual statement.

During any partial calendar year, Tenant shall pay Percentage Rental quarterly as described hereinabove, but such quarterly payments shall not be subject to reconciliation at the end of the calendar year.

4.4 STATEMENT OF NET SALES. Tenant agrees to furnish or cause to be furnished to Landlord a statement of Net Sales of Tenant within twenty (20) days after the close of each calendar month, and an annual statement, including a monthly breakdown of Net Sales within thirty (30) days after the close of each calendar year. Such statements shall include, among other appropriate items, Tenant's Gross Sales (as the term "Gross Sales" is defined in Section 4.8), and all deductions or exclusions therefrom and Tenant's Net Sales. Such statements shall be signed by Tenant. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether cash or credit, in a cash register or registers having a sealed and continuous tape which cumulates and consecutively numbers all purchases. Tenant shall keep
(a) full and accurate books of account and records in accordance with Generally Accepted Accounting Principles consistently applied, including, without limitation, a sales journal, general ledger, and all bank account statements showing deposits of Gross Sales revenue, (b) all such cash register receipts with regard to Gross Sales and Net Sales, credits, refunds and other pertinent transactions made from or upon the Premises (including the Gross Sales of any subtenant, licensee or concessionaire) and (c) detailed original records of any exclusions or deductions from Gross Sales (including any exclusions or deductions from Gross Sales of any subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of three (3) years after the close of each calendar year and shall be available for inspection and audit by Landlord and its representatives at the Premises at all times during regular business hours. In addition, upon request of Landlord, Tenant agrees to furnish Landlord a copy of Tenant's State and Local Sales and Use Tax Returns, if required in the State where the Shopping Center is situated. The receipt by Landlord of any statement or any payment of Percentage Rental for any period shall not bind it as to the correctness of the statement or the payment. Landlord shall, within three (3) years after the receipt of any such statement, be entitled to an audit of such Gross Sales and Net Sales (including the Gross Sales and Net Sales of any subtenant, licensee or concessionaire). Such audit shall be conducted either by Landlord or by a certified public accountant to be designated by Landlord during normal business hours at the principal place of business of Tenant. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rental, then such deficiency shall become immediately due and payable with interest at the rate specified in Section 14.7 from the date when said payment should have been made. In addition, if Tenant understates Net Sales by more than two percent (2%) and if Landlord is entitled to any additional Percentage Rental as a result of said understatement, or if such audit shows that Tenant has failed to maintain the books of account and records required by this Section so that Landlord is unable to verify the accuracy of Tenant's statement then Tenant shall pay to Landlord all reasonable costs and expenses (including all reasonable auditor and attorney fees) which may be incurred by Landlord in conducting such audit and collecting such underpayment, if any. If Tenant understates Net Sales by more than six percent (6%), then, in addition to Landlord's aforesaid rights, Landlord may terminate this Lease. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purposes hereof; provided, however, Landlord shall be permitted to divulge the contents of any such statements in connection with any contemplated sales, transfers, assignments, encumbrances or financing arrangements of Landlord's interest in the Premises or in connection with any administrative or judicial proceedings in which Landlord is involved where Landlord may be required to divulge such information.

4.5 ADDITIONAL RENT. Tenant shall pay, as Additional Rent, all sums of money required to be paid pursuant to the terms of this Lease, including, but not limited to those sums referenced in Articles 4, 7, and 11, herein collectively referred to as "Additional Rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Minimum Annual Rental thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord. All amounts of Minimum Annual Rental and Additional Rent payable in a given month shall be deemed to comprise a single rental obligation of Tenant to Landlord.

4.6 FAILURE TO PAY ITEMS REQUIRED UNDER ARTICLE 4. If Tenant fails to pay, when the same is due and payable, the Minimum Annual Rental or any Additional Rent, such unpaid amounts shall bear interest at the rate specified in Section
14.7 from the date due to the date of payment and computed on the basis of monthly compounding with actual days elapsed compared to a 360-day year. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any monthly rental will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impracticable to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, if any such installment is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge of five percent (5%) of the past due amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss caused by Tenant's
nonpayment.   Should Tenant pay said late charge but fail to pay
contemporaneously therewith all unpaid amounts of Minimum Annual Rental and Additional Rent Landlord's acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease or under Law.

4.7 SECURITY DEPOSIT. On or before the Effective Date, Tenant shall deposit with Landlord the sum specified in Article 1 as "Security Deposit". Landlord shall deposit the Security Deposit in a segregated interest bearing account in either a Federally insured commercial bank or a savings and loan institution, and the interest thereon shall remain in the account and be deemed a part of the Security Deposit for all purposes hereof. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid as of the end of the cure period therefor as provided in Section 14.2 hereof, or should Landlord make payments on behalf of Tenant, or if Tenant shall fail, beyond the applicable cure period therefor, to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord for Minimum Annual Rental or Additional Rent, loss or damage sustained by Landlord as a result thereof, and Tenant shall forthwith upon
demand restore said Security Deposit to the original sum deposited.   Provided
that as of the end of the thirty-sixth (36th) month following the Rent Start Date, Tenant is not in default, and has not been in default uncured beyond the notice period, then Landlord shall apply the Security Deposit being held hereunder (including any interest which has accrued since the date of its deposit) against the payment of Minimum Annual Rental due on the thirty-seventh
(37th) month following the Rent Start Date, and if the amount of the Security Deposit including interest exceeds the amount due on the thirty-seventh (37th) month, then the excess shall be applied against amounts due for the thirty-eight
(38th) month. If, as of the end of such thirty-sixth (36th) month, Tenant is in, or has been in default, then Landlord shall retain the entire Security Deposit until the expiration or earlier termination of the Lease Term at which time the Security Deposit (plus any interest which has accrued thereon, or so much of said total Security Deposit as has not been applied as otherwise provided herein) shall be refunded in full to Tenant within forty-five (45) days after the expiration or earlier termination of the Lease Term. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

Landlord may deliver the funds deposited hereunder by Tenant to the purchaser or assignee of Landlord's interest in the Premises in the event that such interest is transferred and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, and this provision shall also apply to any subsequent transfer of Landlord's interest in the Premises.

4.8 DEFINITION OF NET SALES. The term "Gross Sales" of Tenant, as used in this Lease, is defined to be the actual gross sales price of all movie ticket sales for movies shown at the Premises by Tenant, its subtenants, licensees and concessionaires, whether for cash or on credit and whether made by store personnel, outside ticket vendors, or by approved vending machines or by electronic, telephonic, video, computer, or other technology-based system, whether existing now or developed in the future, located at the Premises or generating orders therefor. The term "Net Sales" of Tenant, as used in this Lease, is defined to be Gross Sales, excluding the following:

     (a) Cash refunds made to customers, or credit refunds, in the ordinary course of business, to the extent the initial sale was previously reported as Net Sales hereunder, and the amount of discounts granted to non-profit or other groups, provided, however, that the full amount of the sales price has been included in Net Sales;

     (b) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of movie admission and collected from customers;

     (c) Gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption.

All sales originating at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises.


                                      ARTICLE 5
                                NET LEASE; TRUE LEASE

     It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Minimum Annual Rental, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. This is a net Lease and Minimum Annual Rental, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein. Tenant shall pay all operating expenses related to use, occupancy, management, maintenance, repair, operation or possession of the Premises, and to the extent required hereunder, taxes and insurance costs. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Lease Term (except as otherwise expressly provided herein).

     Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, reject, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up, or other proceeding affecting Landlord, Tenant or any assignee or subtenant of Tenant, (ii) the exercise of any remedy, including foreclosure, under the mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise, or (iv) the condition of the Premises (except to the extent Tenant's action as it relates to this clause (iv) is being taken as a result of actions of Landlord). Tenant waives all rights which are not expressly stated herein but which may now or hereafter otherwise be conferred by law to quit, terminate or surrender this Lease or any of the Premises, to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Minimum Annual Rental, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein; and for any statutory lien or offset right against Landlord or its property.


                                      ARTICLE 6
                                  POSSESSION AND USE

6.1 PERMITTED USES. Tenant shall use the Premises solely for the purposes and under the trade name specified in Article 1. At Tenant's sole expense, Tenant shall procure, maintain and hold available for Landlord's inspection any governmental license or permit required for the proper and lawful conduct of Tenant's business.

6.2 DUTIES AND PROHIBITED CONDUCT. Tenant shall not use, or permit any person or persons to use, the Premises for the sale or display of pornography or drug-oriented paraphernalia or to use the Premises or any part thereof as a massage parlor, adult bookstore or second-hand store or to conduct an auction, distress, fire, bankruptcy or going-out-of business sale. Notwithstanding the foregoing, the display of various sexual or drug oriented matters in a film being shown at the Premises, which is a film that is generally shown at major retail theaters operated by major commercial theater operators and/or the sale of posters or movie memorabilia related to such films will not be deemed in violation of the foregoing; "major retail theaters" and "major commercial theater operators" as used herein shall mean theaters and operators generally operating in community shopping centers and showing primarily first run films such as those operating as of the date of this Lease as AMC, Edwards Theaters, and Pacific Theatres, and other theaters generally found in family oriented shopping centers and specializing in foreign films and "art" films, such as
theaters currently operating in San Diego County as Landmark Theaters.   Tenant
shall not use the Premises, occupy, or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Premises, (ii) affect in any manner the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, (iii) cause any injury or damage to any Fixtures or improvements to the Tenant Parcel unless pursuant to Improvements permitted under Article 10 hereof or as required to effectively maintain the Tenant Parcel as required in Section 8.2 hereof, (iv) constitute a public or private nuisance or waste, or (v) violate any of the laws of the United States of America, or the laws, ordinances, regulations and requirements of the State, County and City where the Shopping Center is situated, or of other lawful authorities. Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, odors or nuisances, and shall comply with all health and police regulations in all respects.

6.3 TENANT'S OPERATION IN THE PREMISES. Tenant covenants to perform the Tenant's Work in accordance with the provisions of this Lease, and on or before the Rent Start Date to open with the entire Building fully fixturized, stocked and staffed for full operation of the Permitted Use. Thereafter, in the event Tenant fails to continuously operate the Permitted Use from all or substantially all of the Building for a period of twelve (12) consecutive months, then, in addition to any other legal remedy available to Landlord, Landlord may, at any time following the end of such twelve (12) month period terminate
this Lease upon written notice to Tenant.   Any Personal Property or Fixtures
belonging to Tenant and left on the Premises thirty (30) days following the termination date specified in Landlord's notice, shall be deemed abandoned.
In such case, Landlord may dispose of said Personal Property in any manner provided by the laws of California and is hereby relieved of all liability for doing so.

6.4 NEW LOCATIONS FOR TENANT. Tenant agrees that it will not, during the first five (5) years after Tenant opens for business, directly or indirectly, lease, operate or own any similar type of business (not so operated and owned on the Effective Date of this Lease) within a radius of three (3) miles from the location of the Premises. Without limiting Landlord's remedies in the event Tenant should violate this covenant, Landlord may, at its option and for so long as Tenant is operating said other business, include the net sales of such other business in the Net Sales made from the Premises for the purpose of computing the Percentage Rental due hereunder. Tenant will provide Landlord with a statement of Tenant's Net Sales, in accordance with the provisions of Section 4.4, for each such prohibited business location operated by Tenant in violation of the foregoing radius restriction. After the aforementioned period, Tenant may operate another business with the aforementioned radius provided: (a) Tenant gives Landlord written notice of its intention to operate such business and the location and anticipated opening date of such business and (b) within thirty
(30) days of the date of said written notice, Landlord and Tenant shall enter into a written amendment to this Lease adjusting the Minimum Annual Rental payable under Section 4.1. Said Minimum Annual Rental shall be adjusted as follows: from the statements of Net Sales as submitted by Tenant under Section 4.4, Landlord shall compute an amount which represents the highest amount of annual Percentage Rental paid or payable by Tenant under Section 4.3, during any consecutive twelve (12) month period occurring within the sixty (60) months immediately preceding said amendment, and this amount, if any, shall be added to the amount specified in Article 1 as Minimum Annual Rental, and this resulting sum shall thereafter be the Minimum Annual Rental payable hereunder. The effective date for payment of the adjusted Minimum Annual Rental shall be the first day of the calendar month following the opening of Tenant's other business.

6.5 NEW LOCATIONS FOR LANDLORD. Landlord agrees that it will not, during the first three (3) years after Tenant opens for business (but only so long as Tenant remains open for business), directly or indirectly, lease, operate or own any similar type of business (not so operated and owned on the Effective Date of this Lease) within a radius of three (3) miles from the location of the Premises.

6.6 USE OF NAME OF SHOPPING CENTER. Tenant shall use the name of the Shopping Center in which the Premises are located in all Tenant's advertising in connection with Tenant's business at the Premises and for no other purpose, except with Landlord's consent. Tenant shall not have or acquire any property right or interest in the name of the Shopping Center. Landlord reserves the right to change the name, title, or address of the Shopping Center or the address of the Premises at any time, and Tenant waives all claims for damages caused by any such change.

6.7  HAZARDOUS MATERIALS.

     (a) DEFINITIONS. As used herein, "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Code
Section 25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Code Section 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act, Cal. Health and Safety Code Section 25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Code
Section 13000, et. seq., any amendments to and any regulations promulgated pursuant to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations. As used herein, "Hazardous Materials" means any chemical, compound, substance, pollutant, containment or other material that: (a) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance under any Hazardous Materials Law; or (b) is controlled or governed by any Hazardous Materials Law or gives rise to any reporting, notice or publication requirements thereunder.

     (b) USE. Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises or the Shopping Center, unless such use is: (a) specifically disclosed to and approved by Landlord in writing prior to such use;
(b) conducted in compliance with the provisions of this Section; and (c) conducted in compliance with the requirements and recommendations of Landlord's and Tenant's insurers based upon prudent industry practices regarding management of Hazardous Materials. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord's interests. Notwithstanding the foregoing, Landlord hereby consents to Tenant's use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided that Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises. If Landlord's consent is required for an assignment of the Lease or a sublease of the Premises, Landlord shall have the right to refuse such consent if, in Landlord's reasonable judgment, the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant or subtenant has the experience and the financial ability to remedy a violation of Hazardous Materials and fulfill its obligations under this
Section 6.7.

     (c) COMPLIANCE WITH LAWS. Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall, at Tenant's expense, perform any monitoring, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Premises or the Shopping Center or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, or, at Landlord's option, after reasonable notice to Tenant, to remedy any violation by Tenant and require reimbursement from Tenant for costs incurred by Landlord in connection with such remedy, in order to protect Landlord's interests.

     (d) NOTICE; REPORTING. Tenant shall notify Landlord, in writing, within five (5) days after any of the following: (i) Tenant has knowledge, or has reasonable cause to believe that any Hazardous Material has been released, discharged or is located on, under or about the Premises, whether or not the Hazardous Material is in quantities that would otherwise be reportable to a public agency; (ii) Tenant receives any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (iii) Tenant receives any warning, notice of inspection, notice of violation or alleged violation, or Tenant receives notice or knowledge of any proceeding, investigation or enforcement action, pursuant to any Hazardous Materials Laws; or (iv) Tenant receives notice or knowledge of any claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports, spill prevention plans, and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws; however, Landlord shall have no obligation to review the same nor shall Landlord have any liability as to the adequacy of any actions taken by Tenant.

     (e) TERMINATION/EXPIRATION. Upon termination or expiration of this Lease, Tenant shall, at its sole expense, remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall clean up, detoxify, repair and otherwise restore the Premises to a condition free of Hazardous Materials, provided, however, that Tenant's obligations as aforesaid shall specifically exclude the obligation to remove equipment, improvements or facilities or restore the Premises as a result of conditions which existed or arose prior to Tenant's entry onto the Premises, or which initially arose on the balance of the Shopping Center.

     (f) INDEMNITY. Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents) harmless from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Section or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Lease Term, including, but not limited to, all foreseeable and unforeseeable consequential damages (excluding lost profits) and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Section. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 12.1 of the Lease. Tenant's obligations pursuant to this Section shall survive the termination or expiration of the Lease.

     (g) LANDLORD'S REPRESENTATIONS AS TO HAZARDOUS MATERIALS. Landlord represents and warrants to the best of Landlord's actual knowledge without independent investigation that there are no Hazardous Materials on or about the Shopping Center, and there are no Hazardous Materials which may impact the Shopping Center, and Landlord agrees to indemnify and hold Tenant harmless for costs of any Remedial Work required as a result of (i) any discharge or release of Hazardous Materials or any violation of Hazardous Materials Laws prior to commencement of the Lease affecting the Premises, or (ii) any discharge or release of Hazardous Materials or any violation of Hazardous Materials Laws by Landlord or its agents, contractors, or employees affecting the Premises or the Shopping Center. In the event Landlord causes a Phase I Environmental Audit to be performed, Landlord shall provide Tenant with a copy of the resulting report.


                                      ARTICLE 7
                             TAXES AND TITLE OF PREMISES

7.1 TITLE OF PREMISES. Tenant acknowledges that as of the Effective Date the Premises are subject to the following: (a) covenants, conditions, restrictions, easements, mortgages or deeds of trust, any ground lease of record, any rights-of-ways of record, and any other matters or documents of record, including without limitation that certain Declaration of Restrictions and Grant of Easements being recorded simultaneously herewith ("Declaration") (hereinafter referred to collectively as "CC&R's"): (b) zoning laws of the City, County and State where the Shopping Center is located; and (c) general and special taxes not delinquent. Except as permitted by this Lease, from and after the Effective Date, Tenant and all persons in possession of the Premises, shall not encumber the Premises, whether involuntarily or otherwise. As to its leasehold estate, Tenant and all persons in possession thereof will conform to and will not violate the terms of the aforementioned CC&R's or said matters of record. Tenant acknowledges and agrees that Landlord, as an Owner pursuant to the Declaration, has delegated its responsibilities as Owner of the Tenant Parcel to Tenant for the Term of the Lease commencing as of the Commencement Date hereof, specifically excluding, however, the rights of Declarant thereunder which are not similarly shared by other Owners such as approval rights or reserved rights.
 Tenant acknowledges that any first mortgagee or first deed of trust trustee or beneficiary has the right to subordinate at any time its interest in this Lease and the leasehold estate to that of Tenant, without Tenant's consent. Tenant acknowledges that this Lease is subordinate to the CC&R's and any amendments or modifications thereof. Notwithstanding the foregoing, if the CC&R's are not of record as of the Effective Date, then this Lease shall automatically become subordinate to the CC&R's upon recordation of said CC&R's and Tenant further agrees to execute and return to Landlord, within ten (10) days after written demand therefor by Landlord, an agreement in recordable form (substantially in the form of Exhibit E) subordinating this Lease to said CC&R's, provided, however, that Tenant's obligation to subordinate to ground leases, mortgages, deeds of trust, and other security instruments, and to execute Exhibit E in connection therewith, shall be governed by the provisions of Section 21.1 hereof.

7.2 PROPERTY TAXES. Tenant agrees to pay, or cause to be paid before delinquency (i) all taxes, assessments, license fees, and public charges levied, assessed, or imposed, or which may become payable during the Term upon the Premises (including both the Building Improvements and the Tenant Parcel and any and all improvements thereon), and upon any fixtures, furniture, appliances, and personal property installed or located on the Premises; and (ii) transfer, transaction, sales, rental, gross receipts, license or similar taxes or charges measured by rent received by Landlord with respect to the Premises. Landlord shall, after receipt of any tax bill or other notice of tax due on Premises, furnish Tenant with a copy of such bill or notice. Tenant shall pay all of such taxes when due and, on demand, shall furnish to Landlord receipts evidencing
such payment.   Taxes for first and last years shall be prorated between
Landlord and Tenant.

     Landlord shall furnish Tenant with a legal description of the Tenant Parcel, and shall have the Tenant Parcel segregated as a separate tax lot, and
Tenant shall pay all real estate taxes directly to the taxing authority.   In
the event Landlord, after using its best efforts to have the Tenant Parcel segregated as a separate tax lot is unable to do so and provides Tenant with evidence reasonably satisfactory to Tenant of its efforts to create the Tenant Parcel as a separate tax lot, Tenant shall have the right to have the Tenant Parcel segregated as a separate tax lot.

     In the event both Landlord and Tenant are unable to have the Tenant Parcel segregated as a separate tax lot or until real estate taxes are so segregated, the taxes allocable to the Premises shall be ascertained from the records of the Tax Assessor by adding (i) the product of multiplying the applicable tax rate by the assessed value of the Building Improvements and any inventory, trade fixtures, machinery, equipment or other personal property included in the assessed value, plus (ii) the product of multiplying (A) the applicable tax rate by (B) the assessed value of all land assessed under the applicable assessment by (c) a fraction, the numerator of which shall be the square footage of the Tenant Parcel and the denominator of which shall be the square footage of all land assessed under the applicable assessment. In the event taxes are to be allocated as provided in this paragraph, Landlord shall submit a statement of Tenant's share of such taxes with appropriate supporting information to Tenant at least sixty (60) days before the date when such taxes can last be paid within any fine, penalty, interest or cost being added for non-payment, and Tenant shall pay such amount to Landlord prior to such date. Landlord shall in such event cause the taxes on the Premises to be paid before any fine, penalty, interest or cost for nonpayment may be added and shall promptly furnish written evidence of payment to Tenant.

                                 ARTICLE 8
                                COMMON AREA

8.1 DEFINITION OF COMMON AREA. The term "Common Area" shall include all areas within the Shopping Center outside the exterior boundaries of the buildings situated thereon, including, but not limited to, streets, driveways, parking areas, truckways, delivery passages, loading doors, sidewalks, ramps, open and closed courts and malls, landscaped and planted areas, exterior stairways, bus stops, retaining and decorative walls and planters, and other areas provided by Landlord and/or other owners of portions of the Shopping Center for the general use, convenience and benefit of Landlord, other persons entitled to occupy Floor Area in the Shopping Center and/or their customers, patrons, employees and invitees. The Common Area shall also include any off-site areas which must be maintained by the Shopping Center owners pursuant to governmental conditions of approval of
subdivision and/or development of the Shopping Centers.   Landlord reserves
the right to make changes at any time and from time to time in the size, shape, location, number and extent of the Common Area including the Common Area of the Premises, or any of them, provided, however, that Landlord shall make no changes to the Common Area of the Premises without Tenant's prior written approval, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord and Tenant hereby acknowledge and agree that Tenant's rights and obligations to maintain the Common Area of the Premises as described herein are granted to and accepted by Tenant in Tenant's capacity as Designated Parcel Operator under the Declaration, and agree that pursuant to the terms of the Declaration, Operator thereunder shall have the right to perform Tenant's obligations hereunder if Tenant fails to perform such obligations following written notice from Operator, and that Operator shall have the right to terminate Tenant's designation as Designated Parcel Operator, all as more particularly described in the Declaration. In the event of any such termination, Operator shall maintain Tenant's Parcel, and Tenant, as designated Owner of the Tenant Parcel, shall pay its Allocable Share of Common Area Maintenance Costs to Operator, all as more particularly described in the Declaration.

8.2 COMMON AREA MAINTENANCE OF TENANT'S PARCEL. Tenant shall cause at Tenant's expense the Common Area of Tenant's Parcel to be kept in good and clean condition and repair, in accordance with good standards and practices typical of comparable shopping centers in the general area of the Shopping Center. Tenant shall perform repairs, replacements and improvements so as to maintain substantially the type and quality of improvements installed by Landlord as part of the original improvements. Maintenance shall include, but not be limited to, the following: providing water, electricity and other common utilities; sweeping; janitorial services; trash and refuse removal; replacing of asphalt, paving, bumpers, curbs, striping and other parking lot repairs; repairs and replacement of pylon and monument signs and directional signs on Tenant's Parcel, lighting, perimeter walls, sidewalks, storm drainage, planters, landscaping, and the irrigation system; slope maintenance; any fire protection systems, providing security guards if Tenant deems necessary, and any other items of repair, replacement and/or maintenance that may be needed from time to time to properly operate, manage and maintain the Common Area of Tenant's Parcel.

8.3  COMMON AREA MAINTENANCE OF REMAINDER OF SHOPPING CENTER.   Landlord
shall maintain the remaining parcels of the Shopping Center in a condition consistent with Tenant's obligations hereunder, or in the event that Landlord does not maintain all of the areas in the Shopping Center because other tenant(s) or owner(s) of the Shopping Center maintains their respective Common Area, then, for the length of time such condition may exist, Landlord's responsibility shall be to maintain and repair only those portions of the Common Area not maintained by such other owner(s) or tenant(s).
Tenant acknowledges and agrees that the remaining parcels of the Shopping Center may be unimproved land until such time as said parcels are developed for use for specific tenants or owners; provided, however, that Landlord shall grade and/or landscape said remaining parcels until such time as they are developed for use by specific tenants or owners, such grading and/or landscaping to be done in a manner which does not adversely affect Tenant's operation of the Premises. Landlord shall be responsible to pay all operating expenses related to use, occupancy, management, maintenance, repair, operation, or possession of the balance of the Shopping Center, including taxes and insurance costs.

8.4 CONTROL OF COMMON AREA OF TENANT'S PARCEL. Tenant shall have the right at any time and from time to time to exclude and restrain any person from use or occupancy on the Tenant Parcel, excepting, however, bona fide customers, patrons and service suppliers of other owners or tenants in the Shopping Center who make use of said areas in accordance with the provisions of the Declaration. The rights of Tenant with respect to the Common Area of the Tenant Parcel shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of the Shopping Center to use the same in common with Tenant as provided in the Declaration. It shall be the duty of Tenant to keep all of the Common Area of the Tenant Parcel free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the Common Area only for normal parking and ingress and egress by the customers, patrons and service suppliers of Tenant or other occupants of the Shopping Center as provided in the Declaration, provided, however, that Tenant shall have the right to conduct special events in the parking lot adjacent to the Building consistent with its operation of the Building as a retail operation exhibiting commercial motion pictures subject to the following conditions:
(a) any such event shall be conducted within the areas cross-hatched on Exhibit A hereto, (b) no one event shall use more than 1,000 square feet of the Common Area of Tenant's Parcel, (c) Tenant shall conduct no more than four (4) such events per calendar year, (d) no one event shall exceed two (2) weeks in duration, (e) such events shall be held at Tenant's sole cost and expense, and shall be conducted in a manner so as to not unreasonably disturb the operation of the balance of the Shopping Center.

8.5 RULES AND REGULATIONS. Tenant shall abide by the rules and regulations governing the Shopping Center which may be promulgated from time to time pursuant to the provisions of the Declaration, provided, however, that Tenant shall have the right to approve such rules and regulations, such approval not to be unreasonably withheld. Such rules and regulations shall be nondiscriminatory, and may specify, without limitation, when and where Tenant, and other tenants/owners of the Shopping Center and their employees may park their vehicles in the Common Area of the Shopping Center, provided, however, that parking for all tenants and employees of the Shopping Center shall not be located solely on the portion of the Premises which constitutes the Common Area of Tenant's Parcel. Landlord agrees that there shall be no charge for parking within the Shopping Center.

8.6  [Intentionally Deleted.]

8.7  SITE PLAN/REMODEL.   Landlord may expand, reduce, remove, remodel, or
refurbish ("remodel") portions of the Shopping Center, provided, however, that Landlord shall make no changes to the Common Area of the Premises without Tenant's prior written approval, such approval not to be unreasonably withheld or delayed. Tenant acknowledges that the remodeling may include changes and additions to the pipes, conduits and ducts, or other structural and nonstructural installations in the Premises where desirable to serve the Common Areas and other premises in the Shopping Center or to facilitate the expansion or alteration of the Shopping Center (including without limitation, the construction and erection of columns and support facilities). The remodeling will be done in accordance with design specifications prepared by the Project Architect and reviewed and approved by Landlord. Copies of such specifications will be made available to Tenant, and Tenant shall have the right to review and approve any alterations which are being made to the Premises, such approval not to be unreasonably withheld or delayed. Tenant agrees that Tenant will not, through any act or omission, in any way impede, delay or prevent the completion of such remodeling in a timely manner. Landlord agrees that the initial construction and any subsequent remodel of the Shopping Center shall provide parking for the Shopping Center as required
by law.   As part of the design specifications  or otherwise, in order to rejuvenate the Shopping Center, a new exterior tenant sign criteria may be developed. Within sixty (60) days after Tenant's receipt of written notice of said new sign criteria, Tenant shall, at Tenant's expense, remove all existing exterior signs and replace the same with new signs in accordance with the new sign criteria. Notwithstanding the foregoing, Tenant shall have the right to approve any modification to the Shopping Center which alters the Building Area limit lines, the Maximum Building Area, or the maximum building height above the heights permitted pursuant to the Declaration, access to Tenant's Parcel or Building, or the number of parking spaces located on Tenant's Parcel.


                                  ARTICLE 9
                               MECHANICS' LIENS

9.1 MECHANICS' LIENS. Tenant agrees that it will pay, or cause to be paid, all costs for work done by it, or caused to be done by it, on the Premises, and Tenant will keep the Premises free and clear of all mechanics' liens and other such liens on account of work done for Tenant or persons claiming under Tenant. Tenant agrees to and shall indemnify, defend and hold Landlord harmless from any and all liability, loss, damage, costs, attorney fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under Tenant.

9.2 CONTEST OF LIEN. If Tenant shall desire to contest any claim of such mechanics' lien, it shall furnish Landlord adequate security for the value or in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same.

9.3 RIGHT TO CURE. If Tenant shall be in default in paying any charge for which a mechanics' lien claim and suit to foreclose the lien have been filed, and shall not have given Landlord security to protect the property and Landlord from liability for such claim of lien, Landlord may (but shall not be so required to) pay said claim and any costs, and the amount so paid, together with reasonable attorney fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the rate specified in Section 14.7 from the dates of Landlord's payments.

9.4 NOTICE OF LIEN. Should any claim of lien be filed against the Premises or any action against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

9.5 NOTICE OF NONRESPONSIBILITY. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so in sufficient time to enable posting of such notices.


                                  ARTICLE 10
                     TENANT'S RIGHT TO MAKE IMPROVEMENTS;
                       PERSONAL PROPERTY; AND FIXTURES

10.1 IMPROVEMENTS. At Tenant's own expense, after giving Landlord notice in writing of its intentions to do so and without limiting Tenant's right to remove and/or replace Personal Property in accordance with Article 10,
Section 10.3, Tenant may, from time to time after completion of all work in accordance with Exhibit C, make such permanent and nonstructural alterations, replacements, additions, changes, and/or improvements (collectively referred to in this Lease as "Improvements") to Tenant's Work previously completed in accordance with Exhibit C or to prior Improvements as Tenant may find necessary or convenient for its purposes, provided that the value of the Premises is not thereby diminished; provided, however, no Improvements shall be made to any storefront, mechanical, electrical or plumbing systems, the exterior walls or roof of the Building without obtaining the prior written approval of Landlord. Tenant shall have the right to erect a mezzanine in the Building at its own expense, subject to the provisions of Section 10.2 hereof, and provided that there shall be no effect on the parking requirements for the Shopping Center as a result thereof. Notwithstanding the foregoing, in no event shall Tenant make or cause to be made any penetration into or through the roof or floor of the Building without obtaining the prior written approval of Landlord. Tenant agrees to reimburse Landlord for all costs and expenses (including, without limitation, any architect and/or engineer fees) incurred by Landlord in approving or disapproving Tenant's plans for Improvements. Tenant shall be liable for and shall indemnify and defend Landlord and other tenants at the Shopping Center from any claim, demand, lien, loss, damage or expense, including reasonable attorney fees and costs, arising from any Improvements permitted under this
Article 10. Within thirty (30) days after completing its Improvements, Tenant shall certify to Landlord in writing Tenant's actual cost of constructing its Improvements.

10.2 CONSTRUCTION REQUIREMENTS. All Improvements to be made to the Premises which require the approval of Landlord shall be made under the supervision of a competent architect or licensed structural engineer and made in accordance with plans and specifications prepared in conformity with the structural, mechanical, electrical, design and quality standards, requirements and/or criteria specified in Exhibit C and approved in writing by Landlord before
commencement of the work.   All work with respect to any Improvements must be
done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of such work, Tenant shall have recorded in the office of the County Recorder where the Shopping Center is located a Notice of Completion, as required or permitted by law, and Tenant shall deliver to Landlord, within ten (10) days after completion of said work, a copy of the building permit with respect thereto. Upon the expiration or earlier termination of this Lease, such Improvements shall not be removed by Tenant but shall become a part of the Premises. Any such Improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such Improvements, Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Shopping Center.

10.3 PERSONAL PROPERTY. All of Tenant's trade fixtures, furniture, furnishings, signs, merchandise, and other personal property not permanently affixed to the Premises (collectively referred to as "Personal Property" in this Lease) must be new or like-new when installed in, or attached to, the Premises by Tenant. Subject to the provisions of Section 10.5, any such Personal Property shall remain the property of Tenant, and Tenant shall have the right to remove such property at the expiration or earlier termination of this Lease. Tenant shall, at its expense, immediately repair any damage occasioned to the Premises by reason of the removal of any such Personal Property.

10.4 FIXTURES. Tenant's Improvements (as described in Section 10.1) and Tenant Required Improvements which are a part of Landlord's Work (as described in Exhibit C) are collectively referred to in this Lease as "Fixtures" and shall become the property of Landlord upon expiration or earlier termination of this Lease.

10.5 LANDLORD'S SECURITY INTEREST. Tenant hereby grants Landlord a security interest in Tenant's Fixtures and Personal Property located on the Premises to secure Tenant's performance of any and all of Tenant's obligations under this Lease. To perfect said security interest, Tenant agrees to execute and deliver to Landlord such financing statements required by the applicable Uniform Commercial Code as Landlord may request. Landlord's rights and remedies with respect to this Section 10.5 shall be as set forth in the applicable Uniform Commercial Code. Notwithstanding anything to the contrary contained herein, upon Tenant's written request therefor, on a form prepared by Landlord, Landlord shall subordinate its rights in such Personal Property of Tenant to the rights of any trade fixture or equipment seller, lender or lessor which is providing financing for Tenant's Personal Property in the Premises ("Lender") but only so long as Tenant is indebted to such Lender.

10.6 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operation as well as upon its merchandise, Fixtures and Personal Property. In the event any such items of property are assessed with property of Landlord, then, and in such event, such assessment shall be divided between Landlord and Tenant to the extent that Tenant shall pay only its equitable portion of such assessment.

10.7 SIGNS.

     (a) BUILDING SIGN. Prior to opening for business in the Premises Tenant shall design, fabricate and install, at Tenant's expense, on the front of the Building Improvements a storefront sign consistent with the sign criteria developed by Landlord for the Shopping Center ("Sign Criteria") and subject to all governmental approvals; Tenant shall have the right to approve the Sign Criteria, such approval not to be unreasonably withheld or delayed.

     (b) PYLON SIGN. Subject to governmental approvals, Landlord shall construct a pylon sign at an entrance to the Shopping Center designated by Landlord ("Pylon Sign") and Tenant shall install its trade name on both sides
of the first and highest position of such pylon sign.   Other tenants of the
Shopping Center shall be entitled to have a position on the Pylon Sign and, if available, on other pylon signs of the Shopping Center. Tenant agrees that Tenant, at Tenant's sole expense, shall design and install Tenant's sign in the sign panel designated by Landlord ("Tenant's Sign") in accordance with the provisions of all governmental laws, rules and regulations and the Tenant-approved Sign Criteria, and that such sign shall be subject to Landlord's approval. Tenant shall maintain, repair and as necessary, replace Tenant's Sign. If for any reason for any period of time Tenant does not display Tenant's trade name on Tenant's Sign, Tenant shall cover that portion of the sign with white plexiglass or such other substance as shall be reasonably satisfactory to Landlord. If at any time for any reason Tenant does not display its trade name on Tenant's Sign for sixty (60) days or more, Landlord may, upon written notice to Tenant, re-lease such sign to such party and upon such terms and conditions as Landlord shall choose in Landlord's sole discretion. Tenant shall pay its pro rata share of the cost of design and construction of the Pylon Sign which share shall be based on the square footage of Tenant's Sign divided by the square footage of all sign panel space on the Pylon Sign. Tenant shall maintain, repair and, if necessary, replace the Pylon Sign, provided, however, that Tenant shall be entitled to reimbursement from other tenants/owners whose names are on sign panels of the Pylon Sign in an amount equal to the square footage of such owner/tenant's sign panel(s) divided by the square footage of all sign panels which are occupied on the sign at the time such expenses are incurred. All such other tenant/owners shall be responsible to maintain, repair and replace their individual tenant signs.

     (c) MONUMENT SIGN. In addition, Tenant shall be entitled, at Tenant's expense, to design, fabricate and install a monument sign for displaying movie titles. Said monument sign shall be subject in all respects to Landlord's approval, all governmental approvals, and Sign Criteria. In the event Tenant does not use the Monument Sign for a period of ninety (90) consecutive days, Landlord shall have the right, upon thirty (30) days notice to Tenant to allow other tenants in the Shopping Center to use said Monument Sign for temporary periods until Tenant delivers written notice to Landlord of its intent to again use the Monument Sign.


                                  ARTICLE 11
                             REPAIRS; MAINTENANCE

11.1 TENANT'S OBLIGATIONS. Tenant agrees at all times from and after delivery of the Building Improvements, at its own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary, the Building Improvements and every part thereof, including, without limitation, the following: the roof, exterior walls, structural parts of the Building Improvements (including the structural floor), all meters, pipes, conduits, equipment, components and facilities within the Tenant Parcel (except as the appropriate utility company has assumed these duties) including without limitation, maintenance, repair, and replacement of the HVAC system, all Fixtures and other equipment installed in the Premises; all exterior and interior glass installed in the Premises; all signs, lock and closing devices; all window sashes, casements and frames; doors and door frames; floor coverings; and all such items of repair, maintenance, alteration, improvement or reconstruction as may be required at any time or from time to time by a governmental agency having jurisdiction thereof. All replacements made by Tenant in accordance with this Section 11.1 shall be of like size, kind and quality to the items replaced and shall be subject to Landlord's approval; Tenant shall paint and otherwise refurbish the exterior of the Building Improvements no less than once every seven (7) years of the Lease Term. Tenant shall make all improvements necessary to comply with the Declaration and with any laws, ordinances, rules or regulations of any public authority, the Insurance Service Office or any similar body (except any such laws, ordinances, rules or regulations which were required to be performed prior to the date of the Notice of Substantial Completion which items shall be performed by Landlord in accordance with its obligations under Exhibit C hereto). Upon surrender of the Premises, Tenant shall deliver the Premises, including the Building Improvements, to Landlord in good order, condition and state of repair, subject to ordinary wear and tear and loss by fire or other casualty if Tenant is not otherwise required to restore or repair such loss pursuant to the terms hereof.

11.2 [Intentionally Deleted.]

11.3 TENANT'S FAILURE TO MAINTAIN; LANDLORD RIGHT TO ENTER. Tenant agrees to permit Landlord, or its authorized representatives, to enter the Premises at all times during usual business hours to inspect the same, and if Tenant refuses or neglects to repair, replace, or maintain the Building Improvements, or any part thereof, as required hereinabove, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of
Tenant.   Nothing herein contained shall imply any duty on the part of
Landlord to do any such work which, under any provision of this Lease, Tenant may be required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the
same.   If Landlord makes or causes any such repairs to be made or performed, as provided herein, Tenant shall pay the cost thereof to Landlord, plus an administrative fee of fifteen percent (15%) as Additional Rent, promptly upon receipt of an invoice therefor.

11.4 [Intentionally Deleted.]


                                  ARTICLE 12
                           INDEMNITY AND INSURANCE

12.1 INDEMNITY BY TENANT. Landlord shall not be liable for, and Tenant shall indemnify, hold harmless and defend Landlord from any claim, demand, liability, judgment, award, fine, mechanics' lien or other lien, loss, damage, expense, charge or cost of any kind or character (including actual attorney fees and court costs) arising directly or indirectly from (a) any labor dispute involving Tenant or its contractors and agents or (b) the construction, repair, alteration, maintenance, improvement, use, occupancy or enjoyment of the Premises or any other portion of the Shopping Center by Tenant, Tenant's assignees and/or subtenants and their respective contractors, agents, licensees or invitees (hereinafter referred to as "Claims"), including without limitation, Claims caused by the concurrent negligent act or omission, whether active or passive, of Landlord or its agents; provided, however, Tenant shall have no obligation to defend or indemnify Landlord from Claims caused by the sole negligence, or willful or criminal act of Landlord or its agents. Notwithstanding anything to the contrary contained herein, in the event of Claim asserting Landlord's concurrent negligence, Landlord may elect to defend itself against such Claim, in which event each party shall pay any amounts awarded against it as determined by judicial proceeding and each shall pay its own attorney's fees.
 In the event Landlord does not elect to tender its own defense, Tenant shall defend and indemnify Landlord as described herein, provided, however, that Landlord shall reimburse Tenant to the extent that damages are awarded to a third party as a result of Landlord's negligence, and in such event, in the same proportion which the amount of the award related to Landlord's negligence bears to the total amount awarded to such third party; Landlord shall also reimburse Tenant for reasonable attorneys fees and costs incurred by Tenant in connection with any such Claim, such reimbursement to be in the same proportion which Landlord is reimbursing Tenant related to Landlord's negligence as aforesaid.

12.2 LANDLORD'S INSURANCE OBLIGATION. At all times from and after the Effective Date that Landlord is responsible to maintain portions of the Common Area of the Shopping Center pursuant to Section 8.2 hereof, Landlord shall maintain in effect a policy or policies of public liability insurance providing protection bodily injury , death, and property damage arising from Landlord's ownership and/or operation such portion of the Shopping Center with coverage limits at least equal to those Tenant is required to maintain in accordance with Section 12.3(a).

12.3 TENANT'S INSURANCE OBLIGATION. Tenant further covenants and agrees that from and after the earlier of substantial completion of the Premises or Tenant's entry onto the Premises with Landlord's consent, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

     (a) PUBLIC LIABILITY. Contractual and comprehensive general liability insurance for bodily injury, death and property damage with coverage limits of not less than One Million Dollars ($1,000,000) combined each occurrence and in the aggregate insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of that part of the indemnity agreement contained in Section 12.1 relating to liability for injury to or death of persons and damage to property.

     (b) WORKER'S COMPENSATION. Statutory amount of workers' compensation insurance required by the State in which the Shopping Center is located for the benefit of Tenant's employees.

     (c) INTERRUPTION INSURANCE. Interruption insurance, against loss or damage resulting from the risks under Articles 18 Reconstruction, and 19 Condemnation in an amount equal to the aggregate of one (1) year's requirements of (i) Minimum Annual Rental, (ii) the amounts payable by Tenant for Additional Rent, and (iii) insurance premiums necessary to comply with this Section 12.3.

     (d) EQUIPMENT. Machinery insurance on all air conditioning equipment and systems exclusively serving the Premises. If said equipment and the damage it may cause are not covered by Tenant's "All Risk" insurance (as specified in subparagraph (e), below), then the insurance specified in this subparagraph (d) shall be in an amount not less than Five Hundred Thousand Dollars ($500,000). If Tenant requires boilers or other pressure vessels to serve the Premises, they shall also be insured in the amount required by this subparagraph (d).

     (d) ALL RISK. Insurance against loss or damage covering (1) the Building Improvements, (2) all other improvements to Tenant's Parcel, (3) "Fixtures" as defined in Article 10, Section 10.4), including the items specified as "Tenant's Work" in Exhibit C, and (4) "Personal Property" (as defined in Article 10, Section 10.3) from time to time, in, on or upon the Premises, under an All Risk policy (which shall include windstorm, flood, and earthquake coverage if the Premises is located in an area in which such hazards are customarily insured against by prudent commercial property owners), which may contain such exclusions as are standard in the industry, in amounts to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of all such items (excluding footings and foundations and parts of the Improvements which are not insurable). Notwithstanding anything herein to the contrary, if the cost of earthquake coverage is greater for any insurance period than the cost customarily paid by prudent commercial property owners, Tenant may elect to discontinue (or not to carry) earthquake coverage for such period provided, however, that prior to discontinuing (or failing to initially contract for) earthquake insurance Tenant shall notify Landlord in writing of the amount Tenant can demonstrate is customarily paid as aforesaid ("Customary Cost"), and shall provide three (3) bids Tenant has obtained for such insurance. Within thirty (30) days following receipt of any such notice from Tenant, Landlord shall have the right, but not the obligation, to obtain earthquake coverage as required hereunder in which event Tenant shall pay the Customary Cost to Landlord within thirty (30) days after receipt of invoice therefor, and Landlord shall pay the excess if any. At the end of any insurance period for which Tenant is not carrying earthquake insurance or in which Landlord is paying the excess cost, Tenant shall again be obligated to carry earthquake insurance or to provide notice and bids as aforesaid for the next succeeding insurance period. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

All policies of insurance provided for herein shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available "Best's" Insurance Reports, qualified to do business in the State where the Shopping Center is located. All such policies shall be issued in the name of the Landlord, Tenant, and Landlord's mortgagees or beneficiaries, which policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and said mortgagees or beneficiaries. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord prior to the earlier of delivery of the Premises, or Tenant's entry onto the Premises with Landlord's consent, and thereafter copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty
(30) days prior to the expiration of the term of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.
 All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord twenty (20) days' notice in writing in advance of any cancellation, lapse, reduction or other adverse change respecting such insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with or secondary to coverage which Landlord may carry.

Tenant's obligations to carry the insurance provided for above may be satisfied by inclusion of the Premises within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's mortgagees or beneficiaries shall be named as additional insureds thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policies of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which Tenant has not delivered to Landlord.

12.4 MUTUAL WAIVERS OF RIGHTS. Landlord (for itself and its insurer, and to the extent and on condition that Tenant carries and maintains the insurance at all times required under Section 12.3) hereby waives any rights, including rights or subrogation, and Tenant (for itself and its insurer, and to the extent and on the condition that Landlord carries and maintains the insurance at all times required under Section 12.2) hereby waives any rights, including rights of subrogation, each may have against the other, and Tenant (for itself and its insurer) hereby waives any rights, including rights of subrogation, it may have against any of the parties to the CC&R's referred to in Article 7 and against other tenants in the Shopping Center (provided such other tenants have waived such rights against Tenant) for compensation of any loss or damage occasioned to Landlord or Tenant, as the case may be, with regard to their respective property, the Premises, its contents or portions of the Shopping Center, arising from any risk generally covered by All Risk insurance Tenant shall carry and maintain under Section 12.2 and 12.3 hereof.
 Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy. The foregoing waivers shall be operative only so long as available in the State where the Shopping Center is located and so long as no policy is invalidated thereby.

12.5 [Intentionally Deleted.]

                                  ARTICLE 13
                            ASSIGNMENT OR SUBLEASE

13.1 PROHIBITION. Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant ("transfer"), without receiving Landlord's prior written consent, which consent shall not be
unreasonably withheld or delayed.   A transfer by operation of law, merger or
consolidation, or a change in the controlling partnership interest in Tenant or in the controlling ownership of the voting stock of Tenant or any direct or indirect parent of Tenant shall be deemed an assignment for purposes of this Article 13, provided, however, that notwithstanding the foregoing Tenant shall have the right, without the prior written consent of Landlord, to enter into a transfer with a corporation which: (i) is a wholly owned subsidiary of Tenant; or (ii) is a corporation of which Tenant owns in excess of fifty percent (50%) of the outstanding capital stock; or (iii) merges or consolidates with Tenant, where Tenant is the surviving entity. Any transfer pursuant to (i), (ii) or (iii) ("Approved Transfer")above shall be subject to the following conditions: (a) Tenant shall remain fully liable during the unexpired Lease Term and any Option Terms; (b) any such transfer shall be subject to all of the terms, covenants and conditions of this Lease and any such transferee shall expressly assume for the benefit of Landlord the obligations of Tenant under this Lease by a document reasonably satisfactory to Landlord; (c) the resulting entity pursuant to (iii) above shall have a net worth equal to or greater than Tenant's net worth at the date of Tenant's request for consent; (d) Tenant shall give Landlord notice of such transfer at least twenty (20) days prior to its effective date; and (e) Tenant shall reimburse Landlord for Landlord's reasonable documentation fees incurred in conjunction with the processing and preparation of documentation for any such transfer.

     Tenant shall, in writing, request consent to any transfer other than an Approved Transfer, at least ninety (90) days prior to the anticipated effective date of the transfer, and shall provide to Landlord information regarding the identity of the proposed transferee and its net worth and previous business experience including recent copies of current financial statements, and within sixty (60) days following Landlord's receipt of such written request and related information, Landlord shall, in writing, (i) approve the proposed transfer, (ii) reject the proposed transfer or (iii) exercise its option to cancel as described in Section 13.2 hereof. It shall be reasonable for Landlord to refuse consent to a proposed transfer if (1) in Landlord's reasonable business judgment, the present net worth of the transferee is less than the greater of (i) the net worth of Tenant at the Effective Date or (ii) the net worth of Tenant at the date of Tenant's request for consent, or (2) if in Landlord's reasonable business judgment, the Percentage Rental under Section 4.3 hereof that Landlord reasonably anticipates receiving from the transferee is less than that which Landlord has received from Tenant, or (3) in Landlord's reasonable business judgment, the transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease, or
(4) the transferee's contemplated use of the Premises following the transfer conflicts with the Permitted Use, or (5) the proposed transfer would breach any covenant of Landlord respecting any other lease, financing agreement, or other agreement relating to the Shopping Center. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting (other than an Approved Transfer) without Landlord's written consent shall be void and of no force or effect. In the event of an assignment expressly approved by Landlord in writing as provided hereinabove, Tenant shall be not be liable for obligations which arise related to occupancy or enjoyment of the
Premises following the effective date of the assignment.   Except as provided
herein with respect to an assignment specifically approved by Landlord, in the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or implicitly by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease. Any assignment or sublease shall contain a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant in form and substance acceptable to Landlord. Any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the landlord under the sublease. Notwithstanding anything herein to the contrary, Landlord specifically agrees that Tenant shall have the right to assign this Lease to a major theater operator (which shall mean an operator which has 500 or more screens in operation), subject to Landlord's prior written consent as provided hereinabove, provided, however, that Tenant shall remain liable hereunder, unless Landlord otherwise specifically agrees in writing at the time of Tenant's request.

13.2 OPTION TO CANCEL. Upon receipt of Tenant's written request for Landlord's consent to subletting, assignment, transfer or occupancy by someone other than Tenant, Landlord shall have the option to cancel this Lease as of the date the requested subletting, assignment, transfer or occupancy by someone other than Tenant is to be effective. Landlord shall exercise its option to cancel this Lease by written notice to Tenant within sixty (60)days after Landlord receives Tenant's request for Landlord's consent. In the event Landlord elects to cancel the Lease pursuant hereto during the initial Lease Term Landlord shall pay to Tenant as of the effective date of the transfer, the unamortized cost of Tenant's Work amortized on a straight line basis over the initial Lease Term

13.3 RIGHT TO COLLECT RENTS DIRECTLY. Upon the occurrence of an "event of default" as set forth in Section 14 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

13.4 EXCESS RENT. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of the Minimum Annual Rental (or the pro rata share of Minimum Annual Rental in the case of a sublease of a portion of the Premises), then Tenant shall pay to Landlord, as rent, fifty percent (50%) of such excess received by Tenant.


                                 ARTICLE 14
                         DEFAULTS BY TENANT; REMEDIES


14.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease:

     (a) Failing or refusing to pay any amount of Minimum Annual Rental or Additional Rent when due in accordance with the provisions of this Lease;

     (b)  [Intentionally deleted.]

     (c) Failing or refusing to perform fully and promptly any covenant or condition of this Lease, other than those specified in subparagraph (a) above, the breach of which Tenant is capable of curing after reasonable notice from Landlord; or

     (d) Entering into a transfer of Tenant's interest in the Lease or the Premises contrary to the provisions of Article 13; or understating Gross Sales by more than six percent (6%), as set forth in Article 4, Section 4.4; and committing any other breach of the Lease which is not capable of cure.

14.2 NOTICES. Following the occurrence of any of the defaults specified in subparagraphs (a), (b) and (c) of Section 14.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and demanding that Tenant, and any subtenant, either fully cure each such default within the time period specified in the correspondingly lettered subparagraphs below or quit the Premises and surrender the same to Landlord:

     (a)  For nonpayment of Minimum Annual Rental or Additional Rent, five
(5) days;

     (b) For a curable default, a reasonable period not to exceed ten (10) days, provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing, commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure; and

     (c)  With regard to those noncurable defaults specified in subparagraph
(d) of Section 14.1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and Landlord shall have the right to demand in said notice that Tenant quit the Premises within five (5) days.

To the extent permitted by applicable State law, the time periods provided in this Section 14.2 for cure of Tenant's defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods described by applicable State law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises.

14.3 LANDLORD'S RIGHTS AND REMEDIES. Should Tenant fail to cure within the time periods specified in Section 14.2 any default specified in subparagraph
(a), (b) or (c) of Section 14.1, or fail to quit the Premises in accordance with subparagraph (c) of Section 14.2 with respect to any default specified in subparagraph (d) of Section 14.1, Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable State law:

     (a) The right of Landlord to terminate this Lease and Tenant's right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons therefrom, following which Tenant shall have no further claim thereon or hereunder;

     (b) The right of Landlord, without terminating this Lease and Tenant's right to possession of the Premises, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

     (c) The right of Landlord, even though it may have reentered the Premises, in accordance with subparagraph (b) of this Section 14.3, to elect thereafter to terminate this Lease and Tenant's right to possession of the Premises.

Should Landlord have reentered the Premises under the provisions of subparagraph (b) of this Section 14.3, Landlord shall not be deemed to have terminated this Lease, the liability of Tenant to pay rental or other charges thereafter accruing, or Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease and Tenant's right to possession. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Shopping Center is located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any reentry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the Fixtures or Personal Property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant. The rights and remedies given to Landlord in this Section 14.3 shall be additional and supplemental to all other rights or remedies which Landlord may have under laws in force when the default occurs.

14.4 LANDLORD'S DAMAGES. Should Landlord terminate this Lease and Tenant's right to possession of the Premises, pursuant to the provisions of subparagraph (a) or (c) of Section 14.3 or the provisions of Article 17,
Section 17.1, Landlord may recover from Tenant as damages, all of the following:

     (a) The worth at the time of award of any unpaid rental that had been earned at the time of such termination;

     (b) The worth at the time of award of the amount by which the unpaid rental that would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided;

     (c) The worth at the time of award of the amount by which the unpaid rental for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, and (v) any other costs necessary or appropriate to relet the Premises; and

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is located.

As used in subparagraphs (a) and (b) of the Section 14.4, the "worth at the time of award" is computed by allowing interest at the maximum rate allowed by the usury or similar law, if any, of the State in which the Shopping Center is located. As used in subparagraph (c) of this Section 14.4, "the worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

All rental, other than Minimum Annual Rental shall, for the purposes of calculating any amount due under the provisions of subparagraph (c) of this
Section 14.4, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that, if it becomes necessary to compute such rental before such a sixty (60) month period has occurred, then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

14.5 FIXTURES AND PERSONAL PROPERTY. Without limitation to Landlord's rights under Article 10, in the event of Tenant's default, all of Tenant's merchandise, Fixtures and Personal Property shall remain on the Premises and, continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use the same free of rent or charge until all defaults have been cured or, at its option, to require Tenant to remove same forthwith.

14.6 NO WAIVER. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach thereof, or of any other term, covenant or condition contained in this Lease. Landlord's subsequent acceptance of partial rental or performance by Tenant shall not be deemed to be an accord and satisfaction or a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of Landlord's acceptance. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord.

Notwithstanding anything to the contrary contained in this Article 14, Tenant waives (to the fullest extent permitted under law) any written notice (other than such notice as this Article 14 specifically requires) which any statute or law now or hereafter in force prescribes be given Tenant.

14.7 INTEREST. Any amounts due from Tenant under the provisions of this Lease which are not paid when due shall bear interest at the rate of two percent (2%) over the prime rate charged from time to time by Wells Fargo Bank (San Diego office), but not to exceed the maximum rate which Landlord is permitted by law to charge.


                                  ARTICLE 15
                        DEFAULTS BY LANDLORD; REMEDIES


15.1 DEFAULTS BY LANDLORD. If Landlord shall neglect or fail to perform or observe any of the terms, covenants, or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof, then Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that (a) any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the current rents, issues, profits and other income Landlord receives from its operation of the Shopping Center, net of all current operating expenses if any paid by Landlord, and debt service associated with said operation ("Net Income" for purposes of this Article 15 only), (b) no other real, personal or mixed property of Landlord, wherever located, shall be subject to levy on any such judgment obtained against Landlord, and (c) if such Net Income is insufficient to satisfy such judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) such neglect or failure shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants or conditions at Landlord's expense. Tenant hereby waives, to the extent permitted under law, any right to satisfy said money judgment against Landlord except from Net Income.

15.2 MORTGAGEE NOTICE AND RIGHT TO CURE. If the Premises or any part thereof are at any time subject to any mortgage or deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to the mortgagee or trust deed holder ("Mortgagee"), Tenant agrees to give each Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that Tenant has been previously notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within said 30-day period, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure the default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. If and when the Mortgagee has made performance on behalf of Landlord, such default shall be deemed cured.


                                 ARTICLE 16
                                 ABANDONMENT

                           [Intentionally Deleted.]


                                  ARTICLE 17
                      BANKRUPTCY; INVOLUNTARY TRANSFERS

17.1 RIGHT OF TERMINATION. Should any of the following events occur, Landlord may terminate this Lease and any interest of Tenant therein, effective with the commencement of the event:

     (a) Proceedings are instituted whereby all, or substantially all, of Tenant's assets are placed in the hands of a receiver, trustee or assignee for the benefit of Tenant's creditors, and such proceedings continue for at least thirty (30) days;

     (b) Any creditor of Tenant institutes judicial or administrative process to execute on, attach or otherwise seize any of Tenant's merchandise, Fixtures or Personal Property, located on the Premises and

Tenant fails to discharge, set aside, exonerate by posting a bond, or otherwise obtain a release of such property within thirty (60) days;

     (c) A petition is filed for an order of relief under the Federal Bankruptcy Code or for an order or decree of insolvency or reorganization or rearrangement under any state or federal law, and is not dismissed within thirty (60) days;

     (d) Tenant makes a bulk sale of all, or substantially all, of Tenant's merchandise, Fixtures or Personal Property located on the Premises, except in accordance with Article 10, Section 10.1, or except in a permitted Occupancy Transaction under Article 13, and fails to replace the same with similar items of equal or greater value and utility within three (3) days; or

     (e)  [Intentionally deleted.]

     (f)  [Intentionally deleted.]

Landlord may require Tenant to deliver periodic financial statements and other information reasonably required by Landlord in order to verify Tenant's current net worth. If a court of competent jurisdiction determines that any of the foregoing events is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession), and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or other consideration) paid in connection with such transfer and the rent payable by Tenant hereunder. Any assignee pursuant to the provisions of any bankruptcy law shall be deemed without further act to have assumed all of the obligations of the Tenant hereunder arising on or after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. This is a lease of real property in a shopping center within the meaning of Section 365(b)(3) of the Bankruptcy Code, 11 U.S.C. Section 101 ET. SEQ.

17.2 REQUEST FOR INFORMATION. Within ten (10) days after Landlord's request therefor, Tenant or Guarantor of this Lease shall provide Landlord and Landlord's mortgagee or proposed mortgagee, as Landlord shall specify, such financial, legal and business information concerning any of the events described in Section 17.1 as Landlord may request, provided, however, that Tenant shall not be required to provide such information more than two (2) times in any one calendar year.


                                  ARTICLE 18
                                RECONSTRUCTION

18.1 DAMAGE, DESTRUCTION.

     (a) Tenant shall give Landlord immediate notice of any casualty loss. Tenant shall adjust, collect and compromise any and all claims, with the consent of Landlord and Landlord's mortgagee or trust deed holder ("Lender"), such consent not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein. All proceeds of any insurance shall be payable to a Trustee which shall be as federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the "Trustee"). If the Premises shall be covered by a mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant hereby appoints such Trustee as Tenant's attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender.

     (b) In the event of any casualty (whether or not insured against) resulting in damage to the Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Minimum Annual Rental, Additional Rent or any other sums payable by Tenant hereunder. The entire proceeds paid as a result of any property casualty payable under insurance required under Article 12, less any actual and reasonable expenses incurred by Landlord or Tenant in collecting such proceeds ("Net Proceeds") of such insurance payment shall be retained by the above-mentioned Trustee and, promptly after such casualty and receipt of the Net Proceeds by the Trustee, Tenant shall commence and diligently continue to perform the restoration to the Premises. Upon payment to Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Section 18.2.
 Tenant shall to the extent of available insurance proceeds promptly complete restoration of the Premises as nearly as possible to their value, condition and character immediately prior to such damage ("Restoration")(including Tenant's making any desired Alterations allowed hereunder) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Section 18.2 hereof.

18.2 RESTORATION. The Net Proceeds shall be disbursed by the Trustee in accordance with the following conditions:

     (a) At the time of any disbursement, no event of default shall exist (regardless of whether Tenant shall have received notice and an opportunity to cure) and no construction, mechanics' or materialmen's liens shall have been filed and remain undischarged and unbonded.

     (b) If the cost of Restoration exceeds $100,000, then prior to commencement of the Restoration, the architects, contracts, contractors, plans and specifications for Restoration shall have been approved by Landlord and Lender, which approval shall not be unreasonably withheld or delayed.

     (c) Each request for disbursement shall be accompanied by a certificate of Tenant, signed by the President, Treasurer or any Vice President of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease.

     (d) Disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) waivers of liens, (3) a satisfactory bring down of title insurance, and (4) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place and free and clear of mechanics', construction and materialmen's lien claims.

     (e) The Trustee may retain ten percent of the Net Proceeds until the Restoration is fully completed in the reasonable judgment of the Lender.

     (f) The Net Proceeds shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.

Any sum held by Trustee which remains upon completion of Restoration and payment in full of all amounts due with respect thereto, shall be paid to Landlord.

18.3 LAST YEAR OF TERM. If, during the last year of the Lease Term (or any extension thereof), the Premises are damaged to the extent of twenty-five percent (25%) or more of their replacement value, either Landlord or Tenant may terminate this Lease by giving at least thirty (30) days prior written notice to the other within thirty (30) days after the date of the damage. However, if Tenant, within ten (10) days after receipt of any such notice from Landlord, gives written notice to Landlord agreeing to exercise an option to extend which would otherwise have been available to Tenant at the end of the last year , extending the Lease Term for a period of five years from the end of such last year in accordance with the terms of said Option, then the Lease shall not terminate, and Tenant shall restore the Premises as provided herein. If the Lease is terminated pursuant to this Section 18.3, all Net Proceeds shall be paid to Landlord.


                                  ARTICLE 19
                                 CONDEMNATION

19.1 CONDEMNATION.     If more than twenty-five percent (25%) of either the
Building Improvements or Tenant's Parcel is taken or sold under such threat, or the amount of parking available in the Shopping Center following any such taking is insufficient to meet the governmental parking requirements for Tenant's operation in the Premises as it exists as of the effective date of such condemnation, then in any such case, either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession.

19.2 CONTINUATION OF LEASE AFTER CONDEMNATION. If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining; provided, however, that the Minimum Annual Rental shall be reduced in proportion to the reduction of the Floor Area of the Premises. Rental due hereunder shall not otherwise be abated or reduced. In the event the Lease remains in full force and effect as to the portion remaining, Tenant shall, at Tenant's expense, restore the Premises to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession, provided, however, that Tenant's obligation to restore the Premises is limited to the extent of condemnation proceeds made available to Tenant as provided hereinbelow.

19.3      RESTORATION AND ALLOCATION OF CONDEMNATION AWARD.   Subject to the
provisions of this Article 19, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect to any Condemnation of the Premises, except that nothing in this Lease shall be deemed to require (i) the assignment to Landlord or Lender of any award or payment on account of Tenant's leasehold interest hereunder, Tenant's trade fixtures, or other tangible personal property, moving expenses and similar claims, if available, to the extent Tenant shall have right to make a separate claim therefor against the condemnor or (ii) any act or circumstance that impairs Tenant's right to any such award or payment.

     In the event the Lease is terminated pursuant to Section 19.1 hereof, the entire award in the condemnation proceeding shall be paid to Lender, or if there is no Lender, to Landlord or, if the amount of such award is greater than the amount owing to Lender, the excess shall be paid to Landlord .

     In the event the Lease is not terminated, the amount of the condemnation award shall be retained by Landlord, and Landlord and Lender shall, to the extent received, make that portion of the award (after deducting therefrom all expenses incurred in the collection thereof) ("Net Award") equal to the cost of Restoration, available to Tenant for Restoration, in accordance with the provisions of Section 18.2 hereinabove (using "Net Award" in lieu of "Net Proceeds" for purposes hereof), and promptly after such Condemnation, Tenant shall commence and diligently continue to perform the Restoration of the Premises. Upon completion of the Restoration the amount of the Net Award which remains shall be the property of Lender or Landlord in that order.


                                  ARTICLE 20
                         SALE OR MORTGAGE BY LANDLORD

20.1 SALE OR MORTGAGE. From and after the Effective Date, Landlord may at any time, without the consent of Tenant, sell, purchase, exchange, transfer, assign, lease or convey Landlord's interest in whole or in part, in the Lease, the Premises, the realty underlying the Premises and/or any portion of or interest in the realty or improvements in the Shopping Center (collectively referred to in Article 20 and 21 as "Sale").

20.2 RELEASE ON SALE. From and after a Sale, Landlord shall be released from all liability toward Tenant and Tenant's successors and assigns arising from this Lease because of any act, occurrence or omission of Landlord occurring after such Sale, provided Landlord's purchaser or assignee expressly assumes Landlord's duties and covenants under this Lease.

20.3 ESTOPPEL CERTIFICATE. Tenant shall at any time during the Term of this Lease, within five (5) days of written notice from Landlord, execute and deliver to Landlord a statement in writing, substantially in the form attached hereto as Exhibit D, certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification. Tenant's statement shall include other details requested by Landlord, such as the date to which rent and other charges are paid, Tenant's knowledge concerning any outstanding defaults with respect to Landlord's obligations under this Lease and the nature of such defaults if there are claims. Any such statement may be relied upon conclusively by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statements within such time shall be conclusive upon Tenant that this Lease is in full force and effect, except to the extent any modification has been represented by Landlord, and that there are no uncured defaults in the Landlord's performance, and that not more than one month's rent has been paid in advance.


                                  ARTICLE 21
                          SUBORDINATION; ATTORNMENT

21.1 SUBORDINATION. This lease is junior and subordinate to all ground leases, mortgages, deeds of trust, and other security instruments now or hereafter affecting the property of which the Premises are a part and to all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, first trustee or ground lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and gives written notice thereof to Tenant, this Lease shall be deemed prior thereto. Within ten (10) days after the receipt of a written request from Landlord, from any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or from any lessor of Landlord, Tenant will, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage, the first deed of trust (including all future advances made thereunder, subsequent to the Effective Date of this Lease), or the interest of any lease in which Landlord is the lessee, as such may burden the Premises or any building hereafter placed upon the land of which the Premises are a part. Notwithstanding the foregoing or any other provision of this Lease, Tenant's obligation to subordinate its rights hereunder shall be conditioned upon Tenant's receipt from any party seeking such superior position of a non-disturbance agreement to the effect that so long as Tenant pays the rentals due under this Lease and otherwise complies with the terms hereof, Tenant's occupancy hereunder shall not be disturbed. Tenant shall agree to attorn directly to any such party.

21.2 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises or the expiration or earlier termination of any ground lease or master lease in which Landlord is the lessee, Tenant shall attorn to the purchaser upon any such foreclosure or sale or the lessor of any such lease and recognize such purchaser or lessor as Landlord under this Lease.

21.3 SUBORDINATION OF LEASE TO CERTAIN AGREEMENTS WITH THIRD PARTIES. Upon the request of Landlord, Tenant will subordinate its rights hereunder to any Declaration of Restrictions and Grant of Easements or any other operation and reciprocal easement agreement for access and parking between

Landlord and the Owner(s) of any property located within or adjacent to the Shopping Center whenever, in the reasonable discretion of Landlord, it is determined that any such agreement would be beneficial to the use and operation of the Shopping Center.

21.4 EXECUTION OF DOCUMENTS. Tenant, upon request of any party in interest, shall execute promptly such instruments and certificates to carry out the intent of this Article 21 as shall be requested by Landlord.


                                  ARTICLE 22
                               QUIET ENJOYMENT

22.1 LANDLORD'S COVENANT. If Tenant is not in breach under the covenants made in this Lease, Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises without hindrance on the part of Landlord. Landlord will defend Tenant in the peaceful and quiet enjoyment of the Premises against claims of all persons claiming through or under the Landlord.


                                  ARTICLE 23
                                 HOLDING OVER

23.1 EFFECT OF HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the term of this Lease without executing a new Lease, or after Landlord has declared a forfeiture by reason of a default by Tenant, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy. The Minimum Annual Rental payable during any period of holding over should be equal to one hundred fifty percent (150%) of the Minimum Annual Rental payable during the period immediately preceding Tenant's holding over.


                                  ARTICLE 24
                           LIMITATION OF LIABILITY

24.1 AGREEMENT BY TENANT.

     (a) In consideration of the execution of this Lease by Landlord, Tenant agrees that if Landlord assigns its interest hereunder to a partnership, then in the event of any actual or alleged failure, breach, or default hereunder by said partnership:

          (i) The sole and exclusive remedy shall be against the partnership and its partnership assets;

          (ii) No partner of Landlord should be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

          (iii) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

          (iv) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

          (v)    No judgment will be taken against any partner of Landlord;

          (vi) Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

          (vii) The covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

     (b) Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

                                   ARTICLE 25
                                    NOTICES

25.1 NOTICES. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing, mailed by certified mail, or personally delivered, or forwarded by overnight courier for next business day delivery, to the other party at the addresses specified in
Article 1. Notices personally delivered shall be deemed given on the date of delivery. Mailed notices shall be sent by United States Postal Service, certified mail, return receipt requested, postage prepaid and shall be deemed to have been given on the date of the receipted signature, or on the date the receipt is returned to the noticing party as undeliverable. Notices sent by overnight courier, next business day delivery, shall be deemed delivered on the next business day, as evidenced by a receipt of delivery provided by the courier service. Either party may, by written notice delivered pursuant to this provision, at any time designate a different address to which notices shall be sent.


                                      ARTICLE 26
                                  GENERAL PROVISIONS

26.1 GOVERNING LAW. The laws of the state in which the Shopping Center is located shall govern the validity, performance and enforcement of this Lease.

26.2 INVALIDITY. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and such other provisions shall remain in full force and effect. If any provisions of this Lease are capable of two constructions, one which would render the provision void and one which would render the provision valid, the provision shall be interpreted in the manner which would render it valid.

26.3 PAYMENTS. Except as may otherwise be expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

26.4 TIME OF ESSENCE. Time is of the essence of each and every provision of this Lease.

26.5 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God; inability to obtain labor, materials or reasonable substitutes therefor, governmental restrictions, regulations, or controls including delays caused by governmental authorities or inability to obtain required governmental approvals, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, adverse weather conditions, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to that resulting from such prevention, delay or stoppage, except those obligations of Tenant to pay Minimum Annual Rental and Additional Rent pursuant to the terms of this Lease ( provided, however, that the commencement of the obligation to pay Minimum Annual Rental and Additional Rent shall be subject to the provisions of this paragraph as more particularly described in Sections 3.1 and 4.1 hereof).

26.6 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation and/or execution of the Lease except Business Real Estate Brokerage Co. In the event any broker other than the brokers acknowledged in writing by Landlord make claim for monies owed, Tenant shall hold Landlord harmless therefrom. Any such claims or demands or requests should be made subject to the indemnity provision of
Section 12.1.

26.7 ATTORNEY'S FEES. If either party commences any legal action or proceeding to enforce, interpret or construe this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and court costs, as determined by the court. "Legal action or proceeding" includes a declaratory relief action and any bankruptcy or insolvency proceedings. If Landlord is involuntarily made a party defendant to any litigation relating to this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall hold Landlord harmless from any loss, cost or expense, including reasonable attorney's fees and expenses as a part of the judgment resulting therefrom.

26.8 ENTIRE AGREEMENT. This Lease and its exhibits contain all of the agreements and conditions made between the parties with respect to the hiring of the Premises and may not be modified orally or in any other manner other than by a written instrument signed by all the parties to this Lease.

26.9 LIABILITY OF SUCCESSORS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto and all of the parties hereto shall be jointly and severally liable for the covenants contained herein.


                                    ARTICLE 27
                               CONDITIONS TO LEASE

27.1 CONDITIONS TO LEASE.   Notwithstanding anything herein to the contrary,
this Lease is contingent upon Landlord obtaining financing for construction of the Shopping Center, all approvals required by governmental authorities, and all other approvals necessary to implement the provisions of this Lease. If Landlord does not obtain such financing and all such approvals, this Lease
shall be terminated upon notice from Landlord to Tenant.   Further, Landlord
and Tenant acknowledge that as of the date of this Lease, Landlord is in escrow to buy, but does not own hold fee title to the Shopping Center, and that both Landlord and Tenant's performance hereunder shall be conditioned upon Landlord's obtaining title. Landlord and Tenant agree that neither party shall be obligated to perform its obligations hereunder until such time as Landlord obtains title to the Shopping Center, and in the event it is determined that Landlord will be unable to obtain title to the Shopping Center, then either party shall have the right to terminate this Lease upon written notice to the other. In the event of a termination of the Lease as provided hereinabove, the Lease shall be deemed null and void, and Landlord and Tenant shall have no further rights or obligations to each other hereunder except that Landlord shall return any deposits previously delivered from Tenant to Landlord pursuant hereto. In the event of any such termination, Landlord and Tenant shall each pay the costs incurred by it, or its employees, contractors, consultants or other agents. Landlord shall satisfy the foregoing contingencies within one (1) year following the execution of this Lease. In the event that such conditions have not been satisfied by such date, Landlord, at its option, may elect to extend the period for satisfying such contingencies for an additional forty-five (45) days, subject to Landlord agreeing to reimburse Tenant for all costs incurred by or for Tenant in connection with implementing this Lease during such 45-day period, including, without limitation, the preparation of plans, specifications, tests and other such items. In the event Landlord elects not to pay such expenses, Tenant may agree to extend the contingency period or to terminate the Lease, as Tenant so elects and in its sole discretion.


                                    ARTICLE 28
                               MEMORANDUM OF LEASE


     This Lease Agreement shall not be recorded, but a Memorandum of this Lease Agreement, in a form acceptable to both Landlord and Tenant shall be executed and acknowledged by the parties and recorded in the county in which the Premises are located, at Tenant's expense.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the day and year first above written.


TENANT:                                     LANDLORD:
CINEMA STAR LUXURY THEATERS, INC.           LANDGRANT CORPORATION
a California corporation                    a California corporation


By: /s/ Frank Moreno                        By: /s/ Sam Marasco
   -----------------------------------         -------------------------------
    Signature                               Title: President
    Frank Moreno                                  ----------------------------
   -----------------------------------
    Name                                    By: Chris Smith
                                               -------------------------------
    President & COO                         Title: Executive Vice President
   -----------------------------------             ---------------------------
    Title
By: /s/ Norman Dowling
   -----------------------------------
    Signature
    Norman Dowling
   -----------------------------------
    Name
    Vice President & CFO
   -----------------------------------
    Title


                                    EXHIBIT A

                         SITE PLAN OF THE SHOPPING CENTER

                                                                    Exhibit A-2

                                    EXHIBIT B

                           DESCRIPTION OF THE PREMISES

                                 [To Be Provided]


                                                                    Exhibit B-1

                                    EXHIBIT C

                           CONSTRUCTION OF IMPROVEMENTS


     THESE CONSTRUCTION OF IMPROVEMENTS provisions are made a part of the Lease (the "Lease") between Landlord and Tenant to which these CONSTRUCTION OF IMPROVEMENTS provisions are attached as EXHIBIT C. Except as specifically provided in this EXHIBIT C, defined terms shall have the meanings assigned them in the Lease.

     1. LANDLORD'S WORK. As a condition to Tenant's obligations under the Lease, Landlord shall be responsible for the full completion, at Landlord's sole cost and expense (subject to paragraph 10 hereof), of all of the following (collectively, "Landlord's Work"):

          a. GRADING. Landlord shall, at Landlord's sole cost and expense, cause the land in the Tenant Parcel to be cut, filled and graded (the "Grading Work") in accordance with final plans which have been approved by Tenant in writing, such approval not to be unreasonably withheld (the "Grading Plans"). The Grading Plans shall not be materially changed by Landlord or Tenant without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Tenant shall be provided with a copy of the prepared foundation soils test results. Landlord agrees to obtain all necessary permits for the Grading Work and to cause its contractor to promptly commence and diligently pursue the Grading Work in accordance with the Grading Plans. Subject to the provisions of paragraph 8 hereof, Landlord covenants and agrees (i) to use reasonable efforts and due diligence to complete the Grading Work, as herein contemplated, in accordance with the Grading Plans; and (ii) to obtain approval for all curb cuts indicated on the Grading Plans. Landlord agrees to keep Tenant advised on a regular basis as to Landlord's progress in completing the Grading Work.

          b. SITE WORK. Landlord, at its sole cost and expense, shall cause a contractor licensed in the State of California to complete (i) the construction and installation of the parking areas and all paving (including heavy-duty paving) and curbing for parking areas (including sidewalk curbs and sidewalks in front of the Building), vehicular access and service roads, driveways, walkways, landscaping and parking lot lighting within the Tenant Parcel prior to Tenant's opening for business; and (ii) the construction and installation to the Building, of utility lines sufficient for Tenant's initial Permitted Use for telephone, permanent electricity, sanitary sewer, domestic water, fire protection water (if required by the City of Oceanside), with a fire sprinkler detector check, vault and post indicator valve, and the completion of the storm water drainage system, all prior to the delivery of the Building to Tenant; and (iii) the construction and installation of a pylon sign and, at Landlord's election, other site identification signage prior to Tenant's opening for business, subject to Tenant's paying for its sign panel thereon, and for its pro rata share of the cost of the pylon sign as more particularly described in Section 10.7 of the Lease (it being agreed that Tenant shall be responsible to construct at Tenant's election and expense, a Monument Sign, more specifically described in Section 10.7 of the Lease, and that said Monument Sign is not a part of Site Work)(the work described in (i), (ii) and (iii) collectively referred to as the "Site Work"). Landlord's plans and specifications for the Site Work shall be prepared at Landlord's direction and sole expense, and shall be subject to the prior written approval of Tenant not to be unreasonably withheld or delayed. The Landlord's plans and specifications shall contain the intended location of utility lines to be installed for the Building. No change shall be made to any such locations unless mutually approved by both parties hereto.

          c.   PAD SURVEY.   Landlord shall complete the Grading Work for the
land in substantial conformance with the Grading Plans, and shall promptly thereafter cause a certified survey to be made of the footprint area of the Building (the "Pad Survey"). The Pad Survey shall be promptly provided to Tenant and shall include the certification by Landlord's surveyor as to the line and grade, and a certification by Landlord's soils engineer as to soil compaction. Tenant shall have the right to verify the accuracy of the certifications.

          d. BUILDING CONSTRUCTION. Promptly following completion of the Grading and delivery of the certified Pad Survey and upon receipt of all required permits and approvals therefor, Landlord shall commence and pursue with due diligence to completion the construction of the Tenant Building; the expense of such construction to be paid as provided in paragraph 10 hereof. Tenant's Building shall be constructed in a good and workmanlike manner in compliance with all applicable laws, and in accordance with plans and specifications prepared by Landlord and Tenant in accordance with this Paragraph 1(d). The Tenant Building will consist of a "Building Shell" and "Tenant-Required Improvements," each as hereinafter defined. In the construction of the Tenant Building Landlord shall endeavor to achieve a reasonable balance among cost, schedule and quality.

               i. Landlord shall, at its expense as part of Landlord's Construction Contribution, prepare or cause the preparation of the plans, specifications and working drawings for the "Building Shell" described in
SCHEDULE 1 attached hereto. The Building Shell shall be based on the Tenant's Concept Plan (consisting of a building footprint) and Tenant's Design Information defined in paragraph 1(d)(iii) hereof. Tenant shall have the right to approve Landlord's plans, specifications and working drawings

                                                                   Exhibit C-2
in accordance with paragraph 1(i) hereof. Landlord shall separately provide building elevations to Tenant which Tenant shall review and approve in accordance with the Construction Schedule attached hereto as SCHEDULE 2 ("Construction Schedule").

               ii. Tenant shall, at its sole expense without reimbursement, prepare or cause the preparation of the plans, specifications and working drawings for the "Tenant-Required Improvements" which are listed in Schedule 3 hereto. Tenant shall cause the plans, specifications and working drawings of the Tenant-Required Improvements to be delivered to Landlord on or before the date set forth for such delivery in the Construction Schedule attached hereto. Landlord will have the right to approve and price the plans, specifications and working drawings, which approval shall not be unreasonably withheld or delayed.

               iii. In connection with the preparation of the Building Shell, Tenant shall deliver the following information (collectively, "Tenant Design Information") to Landlord's architect in sufficient time for Landlord's architect to incorporate them into Landlord's plans and deliver the working drawings for the Building Shell within the time frame shown on the Construction Schedule:

                    SCHEMATIC INFO

                    - Programming information for box office and exterior queuing design.

                    -    Required clear ceiling heights in theaters.

                    -    Tenant approval of exterior design of Tenant Building.

                    DD INFO

                    -    CADD floor plans.

                    -    HVAC equipment specifications and locations.

                    - Floor slab block out areas and preferred slab expansion joint locations.

                    - Structural support requirements and locations for any TI improvements to be supported or braced from the Building Shell structure.

                    -    Anticipated electric service requirements.

                    CD INFO

                    -    Sewer connection requirements.

                    -    Specifications for illuminated exterior signage.

                    - Trash compactor specs- compactor pad and electrical conduit stubbed to compactor location; compactor and installation is by Tenant.

                    - Anticipated water, sprinkler and gas service requirements.

                    -    Tenant approval of DD package.

          e. PERMITS. Landlord at its sole expense shall obtain or cause to be obtained all building permits, licenses and other governmental approvals required for the construction of the Site Work. Landlord, at its sole expense as part of the Landlord Construction Contribution, shall obtain or cause to be obtained all building permits, licenses and other governmental approvals required for the construction of the Building Shell. Tenant, at the cost of Landlord as part of the Landlord Construction Contribution, shall obtain or cause to be obtained all building permits required to permit the construction of the Tenant-Required Improvements. Landlord shall be responsible for obtaining final sign-off from building inspectors on the construction of the Building Shell and the Tenant-Required Improvements. The parties contemplate that, following such sign-off, Tenant shall cause the installation of FF&E (defined in paragraph 2(a) hereof). Following the completion of such installation, Landlord and Tenant shall assist and cooperate with each other in obtaining a preliminary and final certificate of occupancy for the Premises.

          f. INSPECTIONS. During the course of construction of the Landlord's Work, Tenant may, in cooperation with Landlord's contractor, enter the Premises and the Tenant Parcel for purposes of inspecting the Landlord's Work; Tenant may bring its consultants and representatives for purposes of such inspection(s), so long as such parties cooperate with Landlord's contractor and do not interfere with or delay completion of Landlord's Work.

                                                                   Exhibit C-3

          g. SUBSTANTIAL COMPLETION OF LANDLORD'S WORK. Landlord's Work as to the Site Work and the Building Improvements shall be deemed substantially complete when it has been completed or performed per the terms and conditions of this Lease, subject only to a "punch-list" of minor and immaterial items which are capable of completion within thirty (30) days thereafter and which do not interfere with Tenant's ability to reasonably complete Tenant's Work within 90 days thereafter, and Landlord and Landlord's architect have so notified Tenant in writing (such notice shall be referred to as the "Notice of Substantial Completion"). In the event both Landlord and Tenant are working in the Premises at the same time, each agrees to cause its contractor to reasonably cooperate with the other contractor.

          h. FINAL COMPLETION. Landlord shall cause final completion of the Tenant Building in a lien-free condition to occur within thirty (30) days after the date of the Notice of Substantial Completion.

          i. SHELL BUILDING PLANS AND SPECIFICATIONS. Landlord and Tenant shall cooperate with each other so as to allow Landlord to have plans, specifications and working drawings prepared for the Building Shell pursuant to Section 1(d), above, as soon as reasonably practicable. Tenant shall have thirty (30) days following receipt of such plans and specifications in which to approve or disapprove the same in writing. Tenant must identify with reasonable specificity any grounds for disapproval, and Landlord shall re-submit revised plans and specifications to Tenant, attempting to address in good faith Tenant's grounds for disapproval, within ten (10) business days after receipt of Tenant's written disapproval. Tenant shall have then ten
(10) business days after receipt of the revised plans and specifications to approve or disapprove the same in writing, and again must identify any grounds for disapproval with reasonable specificity. In the event there are remaining grounds for disapproval Landlord and Tenant shall promptly meet and diligently and in good faith work toward resolving the dispute. Landlord shall solicit and receive bids from no fewer than three (3) subcontractors for each subtrade (including any one subcontractor in each subtrade which Tenant has identified prior to the plans being bid) and shall deliver such bids to Tenant for informational purposes only. Landlord shall provide Tenant with a copy of each bid package concurrent with Landlord's distribution of bid packages to subcontractors. Landlord will select the lowest responsible and qualified bidder. Tenant shall have no right to approve the bidder selected by Landlord. Once all subcontracts have been let for the Building Shell, Landlord shall provide Tenant with the total of all subcontract prices for the Building Shell. Once all subcontracts for the Tenant Required Improvements have been let, Landlord shall provide Tenant with the total of all subcontract prices for the Tenant Required Improvements and the total Construction Cost (as such term is defined in paragraph 10 hereof). Once the subcontracts have been let, all change orders which materially affect the subcontract price or the plans and specifications will be subject to the prior written approval of Tenant which will not be unreasonably withheld. Tenant will provide its written approval or its disapproval (which will identify with specificity any grounds for disapproval) within three (3) days from Tenant's architect's receipt of such change order and, if such change order results in an increase in cost over Landlord's Contribution, shall pay the amount of such change order within fifteen (15) days after receipt of an invoice therefor. Landlord's contractor shall be HBD Construction ("HBD"), which shall receive an overhead and profit fee of five percent (5%) and general conditions commensurate with the project. All subcontractors shall be bondable, be experienced in the trade for which they are being considered and be independent companies
unrelated to either Landlord or the general contractor.   In the event that
Tenant expresses its concern as to any subcontractor in writing with reasons therefor, Landlord will reasonably consider such request and, if reasonably appropriate, will disqualify said potential subcontractor from bidding.

          j. TENANT'S COMPLIANCE WITH CONSTRUCTION SCHEDULE. Except as specifically provided in this EXHIBIT C, Tenant shall perform all acts which Tenant is required to perform pursuant to this EXHIBIT C and the Lease or on the Construction Schedule, on or before the date specified for the completion of such act in the Construction Schedule, provided, however, that Tenant's obligation hereunder shall be subject to the provisions of paragraph 8 hereof, and to delays caused by delay or failure to act by Landlord.

          k.   COMMENCEMENT AND COMPLETION OF LANDLORD'S WORK.   Landlord
agrees to commence and complete construction of Landlord's Work within the time periods more particularly described in Section 3.2 of the Lease.

     2. TENANT'S WORK. Upon Landlord's delivery of the Notice of Substantial Completion, Tenant shall be responsible for the full completion of all of the following (collectively, "Tenant's Work").

          a. TENANT'S FF&E. Tenant shall pay for and install its storefront sign, a monument sign (at Tenant's election and as more fully described in Section 10.7(c) of the Lease), furniture, trade fixtures and trade equipment ("FF&E") for the Building.

          b. PLANS AND SPECIFICATIONS. Tenant shall, at its sole cost, prepare all plans, specifications and working drawings for Tenant's FF&E.

          c. PERMITS. Tenant shall obtain or cause to be obtained all building permits, licenses or other governmental approvals which may be required to permit the construction and installation of Tenant's FF&E. Landlord shall assist and cooperate with Tenant in obtaining such permits, licenses or approvals.

                                                                   Exhibit C-4

          d. OPENING NOTICE TO LANDLORD. So that Landlord will be able to coordinate timely completion of Landlord's Work within the Tenant Parcel, Tenant shall give Landlord at least ten (10) business days prior notice of Tenant's intended date of opening for business.

     3.   INTENTIONALLY OMITTED.

     4. PERFORMANCE OF LANDLORD AND TENANT WORK. Both Landlord and Tenant shall each use their respective best efforts to cause the Landlord Work and Tenant Work to be performed in a good, workmanlike, and expeditious manner, and in compliance with all laws, rules, regulations, ordinances, permits, approvals, and licenses of governmental authorities having jurisdiction over the Shopping Center. Landlord and Tenant will each use their best efforts to take or cause to be taken all necessary and appropriate measures to minimize any disruption or inconvenience caused by or affecting the performance of each other's work hereunder and shall cooperate with the other to the extent construction activities overlap.

     5. INDEMNITY. Each party shall defend, indemnify, and hold the other harmless from any and all claims, demands, debts, liabilities, actions, costs or expenses, including without limitation attorneys' fees arising from each other's (including each other's agents', independent contractors', and employees') performance of their respective work under this EXHIBIT C, but not including those caused by the negligence of the other.

     6. INSURANCE. All contractors and subcontractors performing Landlord's Work or Tenant's Work shall carry workers' compensation insurance covering all of their respective employees, as well as commercial general liability insurance, including replacement coverage, property damage, liability assumed by contract, and comprehensive business automobile liability insurance. The general contractors shall also carry builders' all risk insurance. All such liability insurance shall provide single limit coverage of at least $2,000,000 for the general contractors and $1,000,000 for each subcontractor, per occurrence (except for workers' compensation, which shall have limits as provided by law). All insurance for contractors and subcontractors for Tenant's Work shall name Landlord as additional insured, and all insurance for contractors and subcontractors for Landlord's Work shall name Tenant as additional insured. Landlord and Tenant shall each provide the other with certificates of insurance evidencing such coverage prior to the commencement of any work hereunder. All insurance shall contain provisions prohibiting cancellation or reduction in coverage prior to the giving of at least 30 days prior written notice by the canceling insurer to the party named as additional insured.

     7. CONSTRUCTION EASEMENT. Landlord hereby grants to Tenant a construction easement over the Tenant Parcel to be utilized for ingress and egress of vehicles transporting construction materials, equipment, and persons employed in connection with the performance of the Tenant's Work required hereunder and for temporary storage of materials and vehicles being utilized in connection with the performance of such work.

     8. FORCE MAJEURE. The date for completion of the obligations of both Landlord and Tenant hereunder shall be extended (but not excused) by the period of time taken by delays described in Section 26.5 of the Lease.

     9. MEASUREMENT UPON COMPLETION. Landlord and Tenant intend to use the same architect for purposes of Landlord's Work and Tenant's Work hereunder
("architect of record").   Upon completion of  Landlord's Work, the architect
of record shall measure and determine the Floor Area of the Building. In the event Landlord and Tenant do not use the same architect, Tenant shall have the Floor Area of the Premises measured and determined by Tenant's architect, and Landlord shall have the right to dispute such calculation. In the event Landlord and Tenant are unable to agree on the calculation of the Floor Area, the two architects shall appoint a third architect, and the three (3) architects shall meet and agree upon the appropriate Floor Area calculation.

     10. LANDLORD CONSTRUCTION CONTRIBUTION. Landlord shall contribute up to Ninety Dollars ($90.00 ) per square foot of the agreed upon square footage of the Building ("Landlord's Construction Contribution") toward the construction cost of the Building Shell and the Tenant-Required Improvements. Construction cost shall mean any and all costs associated with the construction of the Building Shell and Tenant-Required Improvements ("Construction Costs") including without limitation the cost of exterior lighting of the building, trash enclosures, the costs of architects and engineers, consultants, and any other costs related to plan preparation (except as otherwise specifically provided herein), the costs of equipment, material and labor; contractor's overhead and profit fee, and the general conditions fees, field overhead and fees; testing and inspection costs; sales and use taxes (but not real property taxes); bonds; building permits, plan check fees or other governmental fees; utility tap fees and/or utility deposits.

     Landlord shall have no obligation hereunder or under the construction contract to pay Construction Costs over the amount of the Landlord's Construction Contribution; any and all additional costs and expenses relating thereto shall be the sole obligation of the Tenant. Upon determination of bid amounts for the completion of the Building Shell and Tenant-Required Improvements, Landlord shall provide to Tenant a statement of the total amount of the those bids and the total amount of the Construction Costs; if the Construction Costs exceed the Landlord's Construction Contribution, Tenant shall pay the amount of any such excess prior to Landlord's commencement of construction of the Tenant-Required Improvements, provided, however, that if the Construction Costs exceed $100 per square foot Tenant shall have the right within five

                                                                   Exhibit C-5

(5) days following receipt of Landlord's statement to notify Landlord (a) of specific items Tenant requires, at Tenant's cost, to be re-bid, (b) that Tenant shall, at Tenant's sole expense revise the working drawings, or (c) that Tenant shall pay the excess amount as shown on Landlord's statement. If Tenant elects either (a) or (b) hereinabove, Landlord and Tenant shall diligently and in good faith work toward agreeing on the total Construction Cost within the next thirty (30) days following Tenant's election.

                                                                  Exhibit C-6

                             SCHEDULE 1 TO EXHIBIT C

                            BUILDING SHELL DESCRIPTION


     The Building Shell will include ancillary improvements to the Parcel consisting of walkways, pedestrian entrances and exits from the Building, ramps and loading areas (if any). The Building Shell will have irregular dimensions and will have a total Floor Area of approximately 50,000 square feet.

     Building Shell scope shall include and be limited to the following:

     1. Exterior finish, flashings, etc., as required to provide a water resistant enclosure. Exterior skin will be painted 7/8" cement plaster over insulated exterior walls.

     2.   Exterior doors and storefront (excluding box office windows).

     3.   The roof and wall structural frames will be fire-proofed as required.

     4. Roof complete with drains, roof hatch and curbed openings for TI mechanical units. The roof shall be designed to accommodate the weight and location of the TI mechanical units as provided by the Tenant. Curbs are to be installed as part of the Building Shell.

     5. Tenant signage and any TI components which will be suspended, supported and/or braced by the Building Shell frame. All support requirements for Tenant Required Improvements will be provided by the Tenant.

     6.   Main First Floor Electrical Room with meter and main switch gear.
          Size of service will be provided by the Tenant.

     7.   Exterior building and soffit lighting.

     8. Below slab sewer lines stubbed to blocked out floor areas. Size of service will be provided by the Tenant. Fixture venting and the exact location of plumbing fixtures, floor sinks, etc., will be the responsibility of the Tenant.

     9. Water and sprinkler service will be stubbed into the building. Size of services will be provided by the Tenant. Interior piping is the responsibility of the Tenant.

     10. Interior floor finish will be concrete with portions of the slab omitted to accommodate TI fixturization. Slab block out areas will be provided by the Tenant.

     11.  Interior walls will be limited to the Electrical Room enclosure.

     12. Pneumatic tube will be documented by others but installed as part of the Building Shell.

     13.  Fire proofing for structure.

     14.  Step-down transformer.

                                                                   Exhibit C-7

                             SCHEDULE 2 TO EXHIBIT C

                              CONSTRUCTION SCHEDULE


                                 [TO BE PROVIDED]



                                                                    Exhibit C-8

                               SCHEDULE 3 TO EXHIBIT C

                             TENANT-REQUIRED IMPROVEMENTS


1. Structure for stadium seating, with fireproofing (seats to be provided by Tenant as a part of Tenant's Work).
2. Interior walls and finishes (draperies to be provided by Tenant as a part of Tenant's Work).
3.   Ceiling.
4.   Floor finishes, slab block out areas.
5.   Restroom fixtures, plumbing lines except roof drains
6. All building mechanical and electrical items, interior (Tenant to provide sound system, projection equipment, and screens as a part of Tenant's Work)
7.   Finish carpentry.
8. Concession areas (Tenant to provide all concession and box office equipment as a part of Tenant's Work)


Tenant shall be responsible to provide and install as Tenant's Work, at Tenant's sole cost and expense, all furniture, fixtures and equipment, including without limitation, those items specified in the parenthetical phrases hereinabove)


                                                                   Exhibit C-9

                                    EXHIBIT D

                               TENANT'S CERTIFICATE
                       STATEMENT OF TENANT REGARDING LEASE


                                        Date:                            , 19
                                             ----------------------------    --

                                        Re: Address
                                                   ----------------------------

                                        ---------------------------------------

                                        For Premises in:

Gentlemen:

     It is our understanding that you have committed to place a mortgage loan upon the subject premises and, as a condition precedent thereof, have required this certification by the undersigned.

     The undersigned, as Tenant under that certain Lease dated __________________, 19_____, made and entered into between
___________________________________________________________, as Landlord and
the undersigned, as Tenant, hereby ratifies said Lease and certifies that the undersigned has entered into occupancy of the premises described in said Lease on __________________, 19_____, the undersigned opened for business on
__________________, 19      , the Commencement Date of the Lease Term is
__________________, 19______ and the Minimum Annual Rental in the monthly amount of $__________________ was payable from __________________, 19______
(the "Rent Start Date"); that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated __________________, 19______); that the same represents the entire agreement between the parties as to this leasing; that the term of said Lease expires on __________________, 19______, subject to Tenant's rights to extend the term for ____ additional periods of five (5) years each as provided in the Lease; that all conditions under said Lease to be performed by Landlord have been satisfied, including, but without limitation, all co-tenancy requirements thereunder, all required contributions by Landlord to Tenant on account of Tenant's improvements have been received, and to the best of Tenant's actual knowledge, there are on this date no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord; that no rental has been paid more than one (1) month in advance and no security (other than a security deposit in the amount of $__________________) has been deposited with Landlord; and that the Minimum Annual Rental for __________________, 19______, has been paid.

                                     Very truly yours,

                                     TENANT

                                     ---------------------------------

                                     ---------------------------------


                                                                   Exhibit D-1

                                    EXHIBIT E

WHEN RECORDED RETURN TO:

----------------------------------------
c/o LandGrant
12625 High Bluff Drive, Suite 212
San Diego, CA 92130

Attn:
      ----------------------------------


                             SUBORDINATION AGREEMENT


_____________________________, Tenant named in that certain Lease dated
___________________, 19__, wherein Tenant leases from
_______________________________________, as Landlord, certain premises which are part of a shopping center known as ___________________________, the location of said shopping center being more particularly described in Exhibit "A" attached hereto and made a part hereof, hereby subordinates said Lease and its interest in said premises to that certain _____________________________________________________ dated _______________,
19__, entered into by and between________________________,
____________________, and recorded on ____________________, 19__, under File
No. ______Page No._____ in the Official Public Records of the County of _______________, State of ____________.

Dated this ___________day of ______________, 19___.


                                        TENANT:
                                                -------------------------------


                                           By:
                                               --------------------------------

                                        Title:
                                               --------------------------------

                                           By:
                                               --------------------------------

                                        Title:
                                               --------------------------------



                            [NOTARIAL ACKNOWLEDGMENT]




                                                                   Exhibit E-1

                                    EXHIBIT F

                          CONFIRMATION OF TERM OF LEASE


     This Confirmation of Term of Lease is made ________________________, 19 ___, between LANDGRANT CORPORATION, a California corporation, ("Landlord"), and Cinema Star Luxury Theaters, Inc., a California corporation,, ("Tenant"), who agree as follows:

     1. Landlord and Tenant entered into a lease dated ________________________, 19 ___, in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Paragraph 1.2 of the Lease (the "Premises"). The Floor Area of the Building Improvements is agreed to be: _______________________ square feet. The Minimum Annual Rental for the Lease Term and the Option Terms shall therefore be as follows:

     2. Pursuant to Paragraph 1.3 of the Lease, Landlord and Tenant agree to confirm the Commencement Date and Expiration Date of the Term, and the Rent Start Date, as follows:

          a.   __________________________ 19 ___, is the Commencement Date of
the Term of the Lease;

          b.   __________________________ 19 ___, is the Expiration Date of
the Term of Lease;

          c.   __________________________ 19 ___, is the Rent Start Date
under the Lease;

TENANT:                                  LANDLORD:
CINEMA STAR LUXURY THEATERS, INC.,       LANDGRANT CORPORATION,
a California corporation                 a California corporation


By:                                      By:
   -----------------------------------      ----------------------------------
    Signature                            Title:
                                               -------------------------------
   -----------------------------------
    Name                                 By:
                                               -------------------------------
   -----------------------------------   Title:
    Title                                       -------------------------------


By:
-------------------------------------
    Signature

-------------------------------------
    Name

-------------------------------------
    Title

                                                                   Exhibit F-1